EXHIBIT 4.10


EXECUTION VERSION
                               AMENDMENT AGREEMENT
                             dated 18 September 2006
                                     between
                       SHIP FINANCE INTERNATIONAL LIMITED
                                   as borrower
                                   THE OWNERS
                       listed in Schedule 1 as guarantors
                                DNB NOR BANK ASA,

                             NORDEA BANK NORGE ASA,

                          FORTIS BANK (Nederland) N.V.

                                   CALYON S.A.
                           as mandated lead arrangers
                            THE PARTICIPATING LENDERS
                         listed in Schedule 2 as lenders
                                DNB NOR BANK ASA,

                             NORDEA BANK NORGE ASA,

                                 as bookrunners
                                       and
                                DNB NOR BANK ASA
                   as administrative agent and security agent
                                 relating to the
                                USD 1,131,439,219
                          TERM LOAN FACILITY AGREEMENT
                              dated 3 February 2005



                                    SIMONSEN

THIS AGREEMENT (the "Agreement") is made this 18 day of September 2006

BETWEEN


(1) SHIP FINANCE INTERNATIONAL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda (the "Borrower"),

(2)   THE OWNERS listed in Schedule 1 of the Restated Agreement (the "Owners"),

(3) DNB NOR BANK ASA, NORDEA BANK NORGE ASA, FORTIS BANK (NEDERLAND) N.V. (Oslo Branch) and CALYON S.A (the "Mandated Lead Arrangers"),

(4) THE PARTICIPATING LENDERS listed in Schedule 2 of the Restated Agreement (the "Lenders"),

(5) DNB NOR BANK ASA and NORDEA BANK NORGE ASA in their capacity as bookrunners (the "Bookrunners"),

(6) DNB NOR BANK ASA in its capacity as administrative agent (the "Administrative Agent") and

(7)   DNB NOR BANK ASA in its capacity as security agent (the "Security Agent").

WHEREAS:

(A) By an agreement dated 3 February 2005, amended by an addendum no. 1 dated 30 March 2005, an addendum no. 2 dated 27 May 2005 and an addendum no. 3 dated 9 March 2006 (as amended the "Original Facility Agreement") and made between the parties to this Agreement (other than the change to certain Lenders and the substitution or deletion of certain Owners in accordance with the Original Facility Agreement), the Lenders have made available to the Borrower a term loan facility of up to USD 1,131,439,219.

(B) The principal amount outstanding under the Original Facility Agreement on 9 August 2006 was USD 911,716,473.

(C) The Borrower has requested the Lenders to amend the Original Facility Agreement by increasing the amount currently available under the facility by USD 219,722,746.

(D) The Lenders have agreed to such increase by way of incorporating a reducing revolving credit facility in the Original Facility Agreement .

(E) This Agreement amends and restates the Original Facility Agreement and sets out the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

Unless the context otherwise requires, words and expressions defined in the Original Facility Agreement shall have the same meaning when used in this Agreement.


1.2   Definitions

"Effective Date" means the date on which the Administrative Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent).

"Restated Agreement" means the Original Facility Agreement, as amended by this Agreement, the terms of which are set out in Appendix A (Amended and restated loan agreement).

"Security Document Amendments" means any of the amendments to the Security Documents listed in Clause 2.3 .

1.3   Incorporation of Defined Terms

(a) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(b) The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.4   Clauses

(a) In this Agreement any reference to a "Clause", "Schedule" or "Appendix" is, unless the context otherwise requires, a reference to a Clause, Schedule or Appendix of this Agreement.

(b)   Clause, Schedule and Appendix headings are for ease of reference only.

2.    AMENDMENTS

2.1   Amendment and restatement of Original Facility Agreement

With effect from the Effective Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed in accordance with the form as set out in Appendix A (Amended and restated loan agreement).

2.2   General amendments of Security Documents

With effect from the Effective Date, any references in the Original Facility Agreement and any Security Documents to:

(a) the "Loan Agreement" or any other term meaning the Original Facility Agreement shall be construed as references to the Original Facility Agreement as amended and restated by this Agreement; and

(b) any other Security Document shall be construed as references to such other Security Document as amended or supplemented by this Agreement and any Security Document Amendments.

2.3   Specific amendments of Security Documents

With effect from the Effective Date, any references in the Original Facility Agreement, in any Security Documents and in the Restated Agreement to:

(a) a "Mortgage" shall be construed as references to such Mortgage as amended or supplemented by the relevant mortgage amendment in the form as set out in Part 1 to 4 of Appendix B;

(b) the "Owners' Contract Assignment" shall be construed as references to the Owners' Contract Assignment as amended or supplemented by the amendment in the form as set out in Appendix C;

(c) the "Pledge of Shares" in respect of the shares in Granite Shipping Company Ltd. shall be construed as references to such Pledge of Shares as amended or supplemented by the amendment in the form as set out in Appendix D; and

(d) the "Borrower's Contract Assignment" shall be construed as references to the Borrower's Contract Assignment as amended or supplemented by the amendment in the form as set out in Appendix E.

3.    REPRESENTATIONS

The Borrower makes the representations in Clause 16 (Representations) of the Original Facility Agreement as if each reference in those representations to "this Agreement" or "the Finance Documents" includes a reference to (a) this Agreement and (b) the Restated Agreement.

4.    CONTINUITY AND FURTHER ASSURANCE

4.1   Continuing obligations

The provisions of the Finance Documents shall, save as amended in this Agreement, continue in full force and effect.

4.2   Further assurance

The Borrower shall, at the request of the Administrative Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.    FEES, COSTS AND EXPENSES

The Borrower shall promptly on demand pay the Administrative Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

6.    MISCELLANEOUS

6.1   Incorporation of terms

The provisions of Clause 33 (Governing Law and Jurisdiction) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in that clause to "this Agreement" are references to this Agreement.

6.2   Designation as Finance Document

The Borrower and the Administrative Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of Finance Document in the Original Facility Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

(a) a certificate from an officer or representative of the Borrower confirming that there have been no changes to any documents which contain or establish or relate to the constitution of the Borrower and the Owners delivered in relation to the Original Facility Agreement;

(b)   a copy of a resolution of the board of directors of the Borrower and each
      Owner:

      (i) approving the terms of, and the transactions contemplated by, this Agreement and any amendments to other Finance Documents to which it is a party and resolving that it execute this Agreement and any amendments to other Finance Documents to which it is a party;

      (ii) authorising a specified person or persons to execute this Agreement and any amendments to other Finance Documents to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including in respect of the Borrower, Drawdown Notices and Selection Notices) to be signed and/or despatched by it under or in connection with this Agreement and any other Finance Documents to which it is a party.

(c) certified copies of the passports of the directors and the authorised representatives of the Borrower and the Owners together with proof of their address and any other identification or similar document any Lender may reasonably require on the basis of mandatory regulatory laws of the country of such Lender or a certificate from an officer or representative of the Borrower confirming that there have been no changes to such documents since they were delivered under the Original Facility Agreement;

(d)   evidence that the Free Cash of the Charterer is minimum USD 218,200,000;

(e) a written confirmation from the Borrower that no event of default has occurred or is continuing under the Senior Note Documents;

(f) the satisfactory legal opinion from Seward & Kissel confirming that this Agreement and any amendments of the other Finance Documents will not violate or be in conflict with the Senior Note Documents;

(g) the Security Document Amendments properly executed with evidence of the perfection of the security rights created there under according to Clause 15 (Security) of the Restated Agreement;

(h)   evidence of the Borrower's payment of any fees and costs due; and

(i) the satisfactory legal opinions of the following law firms on the laws involved:

       -------------------------------------------------------------------------
       FIRM                                          LAWS OF
       -------------------------------------------------------------------------
       Mello Jones & Martin                          Bermuda
       Seward & Kissel                               Marshall Island
       Seward & Kissel                               Liberia
       Higgs Johnson                                 Bahamas
       Rodyk & Davidson                              Singapore
       Simonsen Advokatfirma DA                      Norway
       -------------------------------------------------------------------------

                                   Appendix A


                       AMENDED AND RESTATED LOAN AGREEMENT
                             dated 18 September 2006

                                 in respect of a
                                USD 1,131,439,219
                          TERM LOAN FACILITY AGREEMENT
                              dated 3 February 2005

                                     between

                       SHIP FINANCE INTERNATIONAL LIMITED
                                   as borrower

                                   THE OWNERS
                       listed in Schedule 1 as guarantors

                                DNB NOR BANK ASA,
                             NORDEA BANK NORGE ASA,
                          FORTIS BANK (Nederland) N.V.
                                   CALYON S.A.
                           as mandated lead arrangers

                            THE PARTICIPATING LENDERS
                         listed in Schedule 2 as lenders

                                DNB NOR BANK ASA,
                             NORDEA BANK NORGE ASA,
                                 as bookrunners

                                       and

                                DNB NOR BANK ASA
                   as administrative agent and security agent

                                    SIMONSEN

                                TABLE OF CONTENTS



1   DEFINITIONS AND INTERPRETATIONS.......................................1

  1.1   DEFINITION........................................................1
  1.2   CONSTRUCTION......................................................8

2   FACILITY AND PURPOSE..................................................9

  2.1   FACILITY..........................................................9
  2.2   LENDERS' RIGHTS AND OBLIGATIONS...................................9
  2.3   PURPOSE...........................................................9

3   CONDITIONS PRECEDENT..................................................9

  3.1   CONDITIONS PRECEDENT..............................................9
  3.2   FURTHER CONDITIONS PRECEDENT.....................................10
  3.3   WAIVED CONDITIONS................................................10

4   DRAWDOWN.............................................................10

  4.1   DELIVERY OF A DRAWDOWN NOTICE....................................10
  4.2   COMPLETION OF THE DRAWDOWN NOTICE................................10
  4.3   MAXIMUM NUMBER OF TRANCHE B LOANS................................10
  4.4   LENDERS' PARTICIPATION...........................................10

5   REPAYMENT AND REDUCTION..............................................11

  5.1   REPAYMENT OF TRANCHE A LOAN......................................11
  5.2   REPAYMENT OF TRANCHE B LOANS.....................................11
  5.3   REDUCTION OF TRANCHE B COMMITMENTS...............................11
  5.4   FINAL REPAYMENT..................................................11

6   PREPAYMENT AND CANCELLATION..........................................11

  6.1   VOLUNTARY PREPAYMENT OF THE LOAN.................................11
  6.2   VOLUNTARY CANCELLATION OF TRANCHE B..............................11
  6.3   MANDATORY PREPAYMENT AND CANCELLATION: SALE OR TOTAL LOSS........12
  6.4   APPLICATION OF OTHER MANDATORY PREPAYMENTS.......................12
  6.5   ILLEGALITY.......................................................12
  6.6   RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER12
  6.7   RESTRICTIONS.....................................................13

7   INTEREST.............................................................13

  7.1   CALCULATION OF INTEREST..........................................13
  7.2   PAYMENT OF INTEREST..............................................13
  7.3   INCREASED INTEREST...............................................13

8   INTEREST PERIODS.....................................................14

  8.1   SELECTION OF INTEREST PERIODS....................................14
  8.2   NON-BUSINESS DAYS................................................14

9   CHANGES TO THE CALCULATION OF INTEREST...............................14

  9.1   ABSENCE OF QUOTATIONS............................................14
  9.2   MARKET DISRUPTION................................................15
  9.3   ALTERNATIVE BASIS OF INTEREST OR FUNDING.........................15
  9.4   BREAK COSTS......................................................15

10  FEES.................................................................15

  10.1  ARRANGEMENT FEE..................................................15
  10.2  HANDLING FEE.....................................................15
  10.3  COMMITMENT FEE...................................................16

11  TAX GROSS UP AND INDEMNITIES.........................................16

  11.1  TAX GROSS-UP.....................................................16
  11.2  TAX INDEMNITY....................................................16
  11.3  TAX CREDIT.......................................................17
  11.4  STAMP TAXES......................................................17
  11.5  VALUE ADDED TAX..................................................17

12  INCREASED COSTS......................................................17

  12.1  INCREASED COSTS..................................................17
  12.2  INCREASED COST CLAIMS............................................18

13  OTHER INDEMNITIES....................................................18

  13.1  CURRENCY INDEMNITY...............................................18
  13.2  OTHER INDEMNITIES................................................18
  13.3  INDEMNITY TO THE ADMINISTRATIVE AGENT............................19

14  COSTS AND EXPENSES...................................................19

  14.1  TRANSACTION EXPENSES.............................................19
  14.2  AMENDMENT COSTS..................................................19
  14.3  ENFORCEMENT COSTS................................................19

15  SECURITY.............................................................19

  15.1  SECURITY DOCUMENTS...............................................19
  15.2  PRIORITY.........................................................20
  15.3  SECURITY AGENT...................................................20
  15.4  SET-OFF..........................................................20

16  REPRESENTATIONS......................................................20

  16.1  STATUS...........................................................20
  16.2  BINDING OBLIGATIONS..............................................20
  16.3  NON-CONFLICT WITH OTHER OBLIGATIONS..............................20
  16.4  POWER AND AUTHORITY..............................................21
  16.5  VALIDITY AND ADMISSIBILITY IN EVIDENCE...........................21
  16.6  GOVERNING LAW AND ENFORCEMENT....................................21
  16.7  DEDUCTION OF TAX.................................................21
  16.8  NO FILING OR STAMP TAXES.........................................21
  16.9  NO DEFAULT OR NON-COMPLIANCE.....................................21
  16.10 NO MISLEADING INFORMATION........................................22
  16.11 FINANCIAL STATEMENTS.............................................22
  16.12 PARI PASSU RANKING...............................................22
  16.13 NO PROCEEDINGS PENDING OR THREATENED.............................22
  16.14 INDEBTEDNESS/ENCUMBRANCES........................................22
  16.15 OWNERSHIP........................................................22
  16.16 REPETITION.......................................................23

17  INFORMATION UNDERTAKINGS.............................................23

  17.1  FINANCIAL STATEMENTS.............................................23
  17.2  COMPLIANCE CERTIFICATE...........................................23
  17.3  REQUIREMENTS AS TO FINANCIAL STATEMENTS..........................23
  17.4  INFORMATION: MISCELLANEOUS.......................................23
  17.5  NOTIFICATION OF NON-COMPLIANCE...................................24

18  FINANCIAL COVENANTS..................................................24

  18.1  MINIMUM VALUE....................................................24
  18.2  FREE CASH........................................................24
  18.3  WORKING CAPITAL..................................................24
  18.4  MINIMUM EQUITY RATIO.............................................24

19  VESSEL UNDERTAKINGS..................................................25

  19.1  REGISTRATION AND OWNERSHIP.......................................25
  19.2  FLAG.............................................................25
  19.3  CLASSIFICATION...................................................25
  19.4  LAWS AND SAFETY MANAGEMENT.......................................25
  19.5  MANAGEMENT AGREEMENT.............................................25
  19.6  TECHNICAL CONDITION..............................................26
  19.7  MAJOR STRUCTURAL ALTERATION......................................26
  19.8  INSURANCES.......................................................26
  19.9  ACCIDENT, TOTAL LOSS OR ARREST...................................27
  19.10 RELEASE OF DISTRESS..............................................27
  19.11 ENCUMBRANCES.....................................................27
  19.12 COMMERCIAL MANAGEMENT............................................27
  19.13 VALUATION........................................................28

20  CORPORATE UNDERTAKINGS...............................................28

  20.1  NO CHANGE OF STATUS..............................................28
  20.2  NO CHANGE OF CONTROL.............................................28
  20.3  LISTING..........................................................28
  20.4  NO CHANGE OF OWNERSHIP...........................................28
  20.5  SCOPE OF BUSINESS................................................29
  20.6  NO FURTHER BORROWING.............................................29
  20.7  NO FURTHER INVESTMENTS...........................................29
  20.8  NO DISTRIBUTION..................................................29
  20.9  EARNINGS ACCOUNTS................................................29
  20.10 AUTHORISATIONS...................................................29
  20.11 COMPLIANCE WITH LAWS.............................................29
  20.12 INTEREST HEDGING AGREEMENTS......................................30
  20.13 MONEY LAUNDERING.................................................30
  20.14 TRANSACTION DOCUMENTS............................................30

21  EVENTS OF NON-COMPLIANCE AND DEFAULT.................................30

  21.1  EVENT OF NON-COMPLIANCE..........................................30
  21.2  DEFAULT..........................................................32
  21.3  ACCELERATION.....................................................32
  21.4  REMEDY...........................................................32

22  GUARANTEE............................................................33

  22.1  GUARANTEE AND INDEMNITY..........................................33
  22.2  CONTINUING GUARANTEE.............................................33
  22.3  REINSTATEMENT....................................................33
  22.4  WAIVER OF DEFENCES...............................................33
  22.5  IMMEDIATE RECOURSE...............................................34
  22.6  APPROPRIATIONS...................................................34
  22.7  DEFERRAL OF OWNERS' RIGHTS.......................................34
  22.8  ADDITIONAL SECURITY..............................................35
  22.9  OWNER'S RIGHT OF CONTRIBUTION....................................35
  22.10 NO FRAUDULENT CONVEYANCE.........................................35

23  CHANGES TO THE LENDERS...............................................35

  23.1  TRANSFERS BY THE LENDERS.........................................35
  23.2  CONDITIONS OF TRANSFER...........................................35
  23.3  LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS.................36
  23.4  PROCEDURE FOR TRANSFER...........................................36

24  CHANGES TO THE OBLIGORS..............................................37


25  ROLE OF THE ADMINISTRATIVE AGENT.....................................37

  25.1  APPOINTMENT OF THE ADMINISTRATIVE AGENT..........................37
  25.2  DUTIES OF THE ADMINISTRATIVE AGENT...............................37
  25.3  NO FIDUCIARY DUTIES..............................................38
  25.4  BUSINESS WITH THE OBLIGORS.......................................38
  25.5  RIGHTS AND DISCRETIONS OF THE ADMINISTRATIVE AGENT...............38
  25.6  MAJORITY LENDERS' INSTRUCTIONS...................................39
  25.7  RESPONSIBILITY FOR DOCUMENTATION.................................39
  25.8  EXCLUSION OF LIABILITY...........................................39
  25.9  LENDER'S INDEMNITY TO THE ADMINISTRATIVE AGENT...................40
  25.10 RESIGNATION OF THE ADMINISTRATIVE AGENT..........................40
  25.11 CONFIDENTIALITY..................................................40
  25.12 RELATIONSHIP WITH THE LENDERS....................................40
  25.13 CREDIT APPRAISAL BY THE LENDERS..................................40
  25.14 DEDUCTION FROM AMOUNTS PAYABLE BY THE ADMINISTRATIVE AGENT.......41

26  SHARING AMONG THE FINANCE PARTIES....................................41

  26.1  PAYMENT TO FINANCE PARTIES.......................................41
  26.2  REDISTRIBUTION OF PAYMENTS.......................................41
  26.3  RECOVERING FINANCE PARTY'S RIGHTS................................42
  26.4  REVERSAL OF REDISTRIBUTION.......................................42
  26.5  EXCEPTIONS.......................................................42

27  PAYMENT MECHANICS....................................................42

  27.1  PAYMENTS TO THE ADMINISTRATIVE AGENT.............................42
  27.2  DISTRIBUTIONS BY THE ADMINISTRATIVE AGENT........................43
  27.3  DISTRIBUTIONS TO THE BORROWER....................................43
  27.4  CLAWBACK.........................................................43
  27.5  PARTIAL PAYMENTS.................................................43
  27.6  NO SET-OFF BY THE BORROWER.......................................44
  27.7  BUSINESS DAYS....................................................44

28  NOTICES..............................................................44

  28.1  COMMUNICATIONS IN WRITING........................................44
  28.2  ADDRESSES........................................................44
  28.3  NOTIFICATION OF ADDRESS AND FAX NUMBER...........................45
  28.4  ENGLISH LANGUAGE.................................................45

29  CALCULATIONS AND CERTIFICATES........................................46

  29.1  ACCOUNTS.........................................................46
  29.2  CERTIFICATES AND DETERMINATIONS..................................46
  29.3  DAY COUNT CONVENTION.............................................46

30  PARTIAL INVALIDITY...................................................46


31  AMENDMENTS...........................................................46

  31.1  AMENDMENTS.......................................................46
  31.2  CONSENT..........................................................46
  31.3  TECHNICAL AMENDMENTS.............................................47
  31.4  AMENDMENTS AFFECTING THE ADMINISTRATIVE AGENT....................47

32  REMEDIES AND WAIVERS.................................................47


33  GOVERNING LAW AND JURISDICTION.......................................47

  33.1  GOVERNING LAW....................................................47
  33.2  JURISDICTION.....................................................47

SCHEDULE 1...............................................................49

  OWNERS AND VESSELS.....................................................49

SCHEDULE 2...............................................................51

  THE ORIGINAL LENDERS...................................................51

SCHEDULE 4...............................................................55

  FORM OF DRAWDOWN NOTICE................................................55

SCHEDULE 5...............................................................56

  FORM OF SELECTION NOTICE...............................................56

SCHEDULE 6...............................................................57

  FORM OF TRANSFER CERTIFICATE...........................................57

SCHEDULE 7...............................................................58

  COMPLIANCE CERTIFICATE.................................................58

SCHEDULE 8...............................................................59

  INTEREST NOTIFICATION..................................................59

SCHEDULE 9...............................................................60

  SECURITY DOCUMENTS.....................................................60

SCHEDULE 10..............................................................62

  GUARANTEE/SECURITY RELEASE LETTER......................................62

SCHEDULE 11..............................................................63


34  SIGNATORIES..........................................................65



EXHIBITS:
Exhibit A:..Form of Mortgages
              -Liberia
              -Bahamas
              -Marshall Island
              -NIS
              -Panama (intentionally omitted)
              -Singapore
              -Isle of Man (intentionally omitted)
Exhibit B:..Form of Owners' General Assignment
Exhibit C:..Form of Owners' Contract Assignment
Exhibit D:..Form of Earnings Account Charge
Exhibit E:..Form of Pledge of Shares
Exhibit F:..Form of Borrower's Contract Assignment
Exhibit G:..Form of Charter Accounts Pledge Assignment



The term loan facility agreement dated 3 February 2005 is amended and restated by this TERM LOAN AND REDUCING REVOLVING CREDIT FACILITY AGREEMENT dated 18 September 2006 (the "Agreement") and made

BETWEEN


(1) SHIP FINANCE INTERNATIONAL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda as borrower (the "Borrower"),

(2)   THE OWNERS listed in Schedule 1 as guarantors (the "Owners"),

(3) DNB NOR BANK ASA, NORDEA BANK NORGE ASA, FORTIS BANK (NEDERLAND) N.V. (Oslo Branch) and CALYON S.A (the "Mandated Lead Arrangers"),

(4) THE PARTICIPATING LENDERS listed in Schedule 2 as lenders (the "Original Lenders"),

(5)   DNB NOR BANK ASA and NORDEA BANK NORGE ASA as bookrunners (the
      "Bookrunners"),

(6)   DNB NOR BANK ASA as administrative agent (the "Administrative Agent") and

(7)   DNB NOR BANK ASA as security agent (the "Security Agent").


IT IS HEREBY AGREED as follows:

1     DEFINITIONS AND INTERPRETATIONS

1.1   Definition

In this Agreement:

"Administrative Services Agreement" means the administrative services agreement entered into on the 1 January 2004 as amended from time to time between the Borrower, the Owners and the Manager.

"Advance" means the principal amount of each borrowing by the Borrower under the Facility.

"Allocation" means a portion of the Total Commitments set opposite a Vessel in column "Allocation Tranche A" or "Allocation Tranche B" of Schedule 11 as reduced by repayments, prepayments, reductions and cancellations in accordance with this Agreement from time to time.

"Availability Period" means the period from and including the date hereof to and including the date falling 71 months after the First Drawdown Date.

"Available Commitment" means a Lender's Commitment minus:

(a)   the amount of its participation in the Loan; and

(b) in relation to any requested Advance, the amount of its participation in the Loan that are due to be made on or before the requested Drawdown Date,

other than that Lender's participation in the Loan that is due to be repaid or prepaid on or before the requested Drawdown Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Bareboat Charter" means each of the bareboat charter agreements as amended from time to time entered into between:

(a) Frontline Ltd and Shell Tankers UK dated 17 October 2003 in respect of "Ocana";

(b) Golden Fjord Corp. and Frontline Ltd dated 16 April 2004 in respect of "Ocana";

(c) Frontline Ltd and Shell Tankers UK dated 17 October 2003 in respect of "Otina"; and

(d) Hitachi Hull 4983 Ltd .and Frontline Ltd dated 16 April 2004 in respect of "Otina".

"Borrower's Contract Assignment" means an assignment by the Borrower in respect of

(a)   the Floating Charge;

(b)   the Performance Guarantee;

(c)   the Charter Ancillary Agreement;

(d)   the Charterer Share Pledge; and

(e)   the Administrative Services Agreement.

"Break Costs" means the amount (if any) by which:

(a) the interest which a Lender should have received less the Margin for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the current Interest Payment Date in respect of the Loan or an Unpaid Sum, had the principal amount or Unpaid Sum received been paid on that Interest Payment Date;

exceeds:

(b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London Interbank market for a period starting on the Business Day following receipt or recovery and ending on the next Interest Payment Date.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Oslo and/or such other places where disbursement of money will be made under this Agreement.

"Charter Accounts" means an account of the Charterer maintained (in respect of (x) the Charter Service Reserve Deposit and (y) any charter hire paid pursuant to third party charters) with (a) Nordea Bank Norge ASA under the number 6011.04.43628 and (b) (in respect of (x) exclusively) each account maintained with another financial institution which has a rating of at least A from Standard & Poor's Ratings Services and at least A2 from Moody's Investor's Services, Inc. and is subject to an encumbrance in favour of the Security Agent in form and substance satisfactory to it.

"Charter Accounts Pledge" means a pledge of the Charter Accounts between the Charterer as pledgor and the Borrower as pledgee.

"Charter Accounts Pledge Assignment" means an assignment of the Charter Accounts Pledge between the Borrower as pledgor and the Security Agent as pledgee.

"Charter Ancillary Agreement" means the charter ancillary agreement entered into on the 1 January 2004 as amended from time to time between the Borrower, Frontline Ltd., Bermuda, the Charterer and the Owners.

"Charterer" means Frontline Shipping Limited, a special purpose company incorporated in Bermuda.

"Charter Service Reserve Deposit" means the portion of the amount from time to time standing to the credit of the Charter Accounts which has been deposited pursuant to Article 2.1 (Charter Service Reserve) of the Charter Ancillary Agreement and which is to be maintained in accordance with the Transaction Documents.

"Charterer Share Pledge" means a share pledge in respect of the shares of the Charterer between Frontline Ltd., Bermuda as pledgor and the Borrower as pledgee.

"Commercial Management Agreement" means the commercial management agreement as amended from time to time between the Charterer and the Manager.

"Commitment" means a Tranche A Commitment and/or a Tranche B Commitment. "Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

"Default" means the situation occurring following the Administrative Agent's notification to the Borrower pursuant to Clause 21.2 (Default).

"DOC" means a Document of Compliance issued pursuant to the ISM Code.

"Drawdown Date" means a Business Day on which the Borrower has requested a drawdown of one or several Advances pursuant to this Agreement or, as the context requires, the date on which an Advance is actually made.

"Drawdown Notice" means a notice substantially in the form set out in Schedule 4 (Drawdown Notice).

"Earnings" means the Borrower's and/or the Owners' (as the case may be) right to all hire and other claim for moneys, net salvage and towage remuneration, detention moneys, damages and any other payments in respect of its Vessel.

"Earnings Account" means the Borrower's deposit account no. 5011.04.43215 with the Administrative Agent.

"Earnings Account Charge" means the charge of the Earnings Account as required by Schedule 9 (Security Documents) and as set out in Exhibit D.

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts, applicable to the Vessels or their operation required under any Environmental Law.

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to the Vessels, pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of oil and other pollutants and actual or threatened emissions, spills, releases or discharges of oil and other pollutants.

"Event of Non-compliance" means each of the events and/or circumstances described in Clause 21.1 (Event of Non-compliance).

"Facility" means Tranche A and/or Tranche B.

"Finance Documents" means as amended from time to time, this Agreement, any Security Document, the Interest Hedging Agreements and any other document designated as such by the Administrative Agent and the Borrower.

"Final Maturity Date" means 9 February 2011.

"Finance Party" means the Administrative Agent, the Security Agent or a Lender.

"First Drawdown Date" means 9 February 2005.

"Floating Charge" means a floating charge between the Charterer as chargor and the Borrower as chargee.

"Free Cash" means:

(a)   cash in hand or on freely available deposit with the Administrative Agent;

(b) freely available securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(c) freely available marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

(d) freely available certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank or financial institution the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Services, Inc., and having combined capital and surplus in excess of USD 500,000,000;

(e) freely available repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses b), c) and d) entered into with any bank meeting the qualifications specified in clause d) above;

(f) freely available commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(g) freely available interests in any investment company or money market fund which only invests in instruments of the type specified in clauses (b) through (f) above.

"GAAP" means generally accepted accounting principles in the United States of America.

"Guarantee" means the guarantee executed by the Owners as set out in Clause 22.

"Hedge Counterparty" means each bank or financial institution which is a party to an Interest Hedging Agreement and "Hedge Counterparties" means all such banks and financial institutions.

"Insurance Report and Certificate" means, in relation to a Vessel:

(a) a report prepared by Marsh Marine & Energy AS confirming inter alia full details of the Insurance in place for such Vessel, the identity of each insurance company, underwriter and/or club providing such Insurance and further confirming that such Insurance is consistent with the terms of the Mortgage and/or the General Assignment (as applicable) entered into or to be entered into in relation to such Vessel pursuant to this Agreement, as well as (in each case) the terms of Clause 19.8 (Insurances) and

(b) a certificate signed by an authorised signatory of Marsh Marine & Energy AS confirming (in its professional judgement) that the contents of such report is accurate and that adequate Insurance is in place in respect of the relevant Vessel.

"Interest Hedging Agreements" means the interest swap agreements (with schedules and confirmations) as amended from time to time entered into between:

(a)   Citibank N.A and the Borrower dated 18 February 2004;

(b)   DnB NOR Bank ASA and the Borrower dated 11 February 2004;

(c)   Fortis Bank (Nederland) N.V. and the Borrower dated 16 February 2004;

(d)   HSH Nordbank AG and the Borrower dated 17 February 2004;

(e)   Nordea Bank Finland Plc and the Borrower dated 10 February 2004;

(f)   Scotiabank Europe plc. and the Borrower dated 18 February 2004; and

(g)   Skandinaviska Enskilda Banken AB and the Borrower dated 19 February 2004.

"Interest Payment Date" means the last day of each Interest Period.

"Interest Period" means, in relation to the Loan and each Advance, a period determined in accordance with Clause 8 (Interest Periods) and, in relation to an Unpaid Sum other than payment of any principal, each period determined in accordance with Clause 7.3 (b) (Increased interest).

"ISM Code" means the International Safety Management Code as adopted by the International Maritime Organization's ("IMO").

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by IMO.

"Lender" means:

(a)   any Original Lender; and

(b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to the Loan and each Advance:

(a)   the applicable Screen Rate; or

(b) (if no Screen Rate is available for USD for the Interest Period of an Advance) the arithmetic mean of the rates as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, not later than 11:00 GMT hours on the Quotation Day for the offering of deposits in USD and for a period comparable to the Interest Period for such Advance.

"Loan" means the aggregate of the Tranche A Loan and all of the Tranche B Loans.

"Majority Lenders" means Lenders whose Commitments aggregate more than 66% of the Total Commitments.

"Management Agreement" means each of the management agreements as amended from time to time entered into in relation to a Vessel between the Manager and the relevant Owner comprising of a "Shipman 98" Baltic and International Maritime Council standard ship management agreement together with the riders attached thereto.

"Manager" means Frontline Management (Bermuda) Limited, a company incorporated in Bermuda.

"Margin" means 0.70 per cent. per annum.

"Material Adverse Effect" means a material adverse effect on any Obligor's financial position, business, operation, its abilities to comply with the Finance Documents or the validity or enforceability of the Finance Documents.

"Mortgage" means a mortgage and (if relevant) the corresponding deed of covenants over a Vessel as required by Schedule 9 (Security Documents) and as set out in Exhibit A.

"Obligors" means the Borrower and the Owners and "Obligor" means any of them.

"Original Financial Statements" means the un-audited financial statements of the Borrower for the first 9 months of 2004, ended 30 September 2004.

"Owner" means a legal and registered owner of a Vessel according to Schedule 1.

"Owners' Contract Assignment" means an assignment executed by the Owners as required by Schedule 9 (Security Documents) and as set out in Exhibit C in respect of the following documents:

(a)   each Management Agreement;

(b)   the Administrative Services Agreement;

(c)   the Charter Ancillary Agreement;

(d)   each Time Charter Party;

(e)   each Bareboat Charter; and

(f)   the Performance Guarantee.

"Owners' General Assignment" means an assignment of the Earnings and the Insurances of a Vessel as required by Schedule 9 (Security Documents) and as set out in Exhibit B.

"Party" means a party to a Finance Document.

"Performance Guarantee" means the guarantee executed by Frontline Ltd., Bermuda for the performance of the obligations of the Charterer under the Time Charter Parties (other than the payment of charter hire) and the obligations of the Manager under the Management Agreements and the Administrative Service Agreement.

"Pledge of Shares" means the pledge of shares as required by Schedule 9 (Security Documents) and as set out in Exhibit E.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.

"Reduction Date" means 9 November 2009 and each date falling at three monthly intervals thereafter until and including the Final Maturity Date.

"Reference Banks" means the Administrative Agent and such other banks or financial institutions as may be agreed between the Borrower and the Lenders.

"Repayment Date" means each date falling at three monthly intervals after the First Drawdown Date.

"Screen Rate" means the British Bankers' Association Interest Settlement Rate for USD for the relevant period, displayed on page LIBOR01 and LIBOR02 of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

"Security Document" means all or any document as may be entered into from time to time pursuant to Schedule 9 (Security Documents).

"Selection Notice" means a notice substantially in the form set out in Schedule 5 given in accordance with Clause 8 (Interest Periods).

"Senior Note Default" means an event of default (however described and subject to any applicable grace periods) under the Senior Note Documents.

"Senior Note Documents" means any agreement or document entered into or executed in connection with the USD 580,000,000 senior unsecured notes due 2013 issued by the Borrower.

"Ship's Value" means the value of a Vessel calculated according to Clause 19.13 (Valuation).

"SMC" means a Safety Management Certificate issued pursuant to the ISM Code.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Time Charter Parties" means each of the time charter parties entered into between the Charterer (or, if applicable, any other charterer) and the relevant Owner in relation to the applicable Vessel.

"Total Commitments" means the aggregate of the Commitments, initially being USD 1,131,439,219.

"Total Loss" means the total loss of a Vessel as defined in Clause 19.9 (ii) (Accident, Total Loss or arrest).

"Tranche A" means the term loan facility made available under this Agreement as described in Clause 2 (Facility and purpose).

"Tranche A Commitment" means:

(a) in relation to an Original Lender, the amount set opposite its name under the heading "Tranche A Commitment " in Schedule 2 (The Original Lenders) and the amount of any other Tranche A Commitment transferred to it under this Agreement; and

(b) in relation to any other Lender, the amount of any Tranche A Commitment transferred to it under this Agreement,

to the extent not repaid, prepaid, cancelled, reduced or transferred by it under this Agreement.

"Tranche A Loan" means the loan made under the Tranche A or the principal amount outstanding for the time being of that loan.

"Tranche B" means the reducing revolving credit facility made available under this Agreement as described in Clause 2 (Facility and purpose).

"Tranche B Commitment" means:

(a) in relation to an Original Lender, the amount set opposite its name under the heading "Tranche B Commitment " in Schedule 2 (The Original Lenders) and the amount of any other Tranche B Commitment transferred to it under this Agreement; and

(b) in relation to any other Lender, the amount of any Tranche B Commitment transferred to it under this Agreement,

to the extent not repaid, prepaid, cancelled, reduced or transferred by it under this Agreement.

"Tranche B Loan" means the loan or loans made under the Tranche B or the aggregate principal amount outstanding for the time of these loans.

"Transaction Documents" means:

(a)   each Management Agreement;

(b)   the Performance Guarantee;

(c)   the Administrative Services Agreement;

(d)   the Charter Ancillary Agreement;

(e)   each Time Charter Party;

(f)   the Commercial Management Agreement;

(g)   the Floating Charge;

(h)   the Charterer Share Pledge; and

(j)   the Charter Accounts Pledge.

"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

"USD" means the lawful currency of the United States of America.

"Vessel" means a vessel listed in Schedule 1 as amended from time to time until or unless such vessel has been sold or becomes a Total Loss.

1.2   Construction

(a)   Unless a contrary indication appears, any reference in this Agreement to:

      (i) the "Administrative Agent", the "Security Agent", any "Finance Party", any "Lender" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

      (ii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

      (iii) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      (iv) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (v) a provision of law is a reference to that provision as amended or re-enacted; and

      (vi) a time of day is a reference to Oslo time, unless otherwise specified.

(b)   Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

2     FACILITY AND PURPOSE

2.1   Facility

Subject to the terms of this Agreement, the Lenders shall make (and continue to make) available to the Borrower:

(a) a term loan facility in the currency and in the aggregate amount equal to the Tranche A Commitment which has been drawn down in full at the date hereof and

(b) a reducing revolving loan facility in the currency and in the aggregate amount equal to the Tranche B Commitment which is undrawn at the date hereof.

2.2   Lenders' rights and obligations

(a) The obligations of each Lender under the Agreement are several. Failure by a Lender to perform its obligations under the Agreement does not affect the obligations of any other Party under the Finance Documents. No Lender is responsible for the obligations of any other Lender under the Agreement.

(b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

2.3   Purpose

(a) The Borrower has applied the amounts borrowed by it under Tranche A as agreed between the parties hereto.

(b) The Borrower may apply any amount borrowed by it under Tranche B for general corporate purposes.

3     CONDITIONS PRECEDENT

3.1   Conditions precedent

The Lenders will only be obliged to make an Advance available if on the requested Drawdown Date:

(a) the Administrative Agent has received and approved all of the documents and other evidence listed in Part I of Schedule 3 (Conditions precedent) prior to delivery of the first Drawdown Notice, the documents and other evidence listed in Part II of Schedule 3 (Conditions precedent) prior to delivery of each Drawdown Notice and the documents and other evidence listed in Part III of Schedule 3 (Conditions precedent) prior to each Drawdown Date, all in form and substance satisfactory to the Administrative Agent;

(b)   no Event of Non-compliance is existing; and

(c) the repeating representations to be made by the Borrower in accordance with Clause 16.16 (Repetition) are true in all material respects.

3.2   Further conditions precedent

The Lenders will only be obliged to make an Advance available if the Loan upon such Advance being made represents sixty per cent (60 %) or less of the aggregate of all the Ship's Values in accordance with the last supplied Compliance Certificate.

3.3   Waived conditions

If the Lenders in their sole discretion permit the drawdown of an Advance before all the conditions have been satisfied, the Borrower shall within one month from such Drawdown Date or such other period as the Administrative Agent may decide fulfil such conditions in form and substance satisfactory to the Administrative Agent.

4     DRAWDOWN

4.1   Delivery of a Drawdown Notice

The Borrower may only draw an Advance by delivery to the Administrative Agent of a duly completed Drawdown Notice not later than 11:00 hours three Business Days prior to the requested Drawdown Date. The Administrative Agent shall notify the Lenders promptly upon such notice being received.

4.2   Completion of the Drawdown Notice

A Drawdown Notice is irrevocable and will only be regarded as having been duly completed if:

(a)   the requested Drawdown Date is a Business Day within the Availability
      Period;

(b) the amount of the requested Advance is an amount in USD which is not higher than the Available Facility, which shall be USD 10,000,000 or any larger sum which is a multiple of USD 1,000,000 or, if less, equal to the Available Facility; and

(c)   the requested Interest Period complies with Clause 8 (Interest Periods).

4.3   Maximum number of Tranche B Loans

The Borrower may not deliver a Drawdown Notice if as a result of the requested Advance 5 or more Tranche B Loans would be outstanding.

4.4 Lenders' participation

(a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Advance available by the Drawdown Date.

(b) The amount of each Lender's participation in the Advance will be equal to the proportion that its Commitment bears to the Total Commitment according to Schedule 2.

5     REPAYMENT AND REDUCTION
5.1   Repayment of Tranche A Loan

The Borrower shall repay the Tranche A Loan on each Repayment Date by 18 consecutive quarterly instalments, the first 17 instalments in the amount equal to the aggregate of the amounts set opposite each Vessel in the column "Quarterly Repayment Tranche A" of Schedule 11 (Repayment) and the 18th and final instalment in the amount equal to the aggregate of the amounts set opposite each Vessel in the column "Final Repayment Tranche A" of Schedule 11 (Repayment). Repaid parts of the Tranche A Loan may not be reborrowed.

5.2   Repayment of Tranche B Loans

The Borrower shall repay each Tranche B Loan on the last day of its Interest Period. Unless a contrary indication appears in this Agreement, any part of the Tranche B which is repaid may be reborrowed in accordance with the terms of this Agreement. 5.3 Reduction of Tranche B Commitments

The aggregate of the Tranche B Commitments shall be reduced on each Reduction Date by the amount equal to the aggregate of the amounts set opposite each Vessel in the column "Quarterly Reductions Tranche B" of Schedule 11 (Repayment).

5.4   Final repayment

Notwithstanding anything in this Agreement, the Loan shall be repaid in full on the Final Maturity Date.

6     PREPAYMENT AND CANCELLATION

6.1   Voluntary prepayment of the Loan

The Borrower may prepay the Loan in whole or in part (being USD 10,000,000 or any larger sum which is a multiple of USD 1,000,000) upon giving the Administrative Agent not less than three Business Days irrevocable written notice of such prepayment. Voluntary prepaid amounts shall be applied pro rata to the Tranche A Loan and the remaining instalments thereunder and to the Tranche B Loans and the Allocations under Tranche A and Tranche B shall be reduced rateably.

6.2   Voluntary cancellation of Tranche B

The Borrower may, if it gives the Administrative Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being USD 10,000,000 or any larger sum which is a multiple of USD 1,000,000) of the Tranche B. Any partial cancellation under this Clause 6.2 shall reduce the Allocations under Tranche B rateably.

6.3   Mandatory prepayment and cancellation: Sale or Total Loss

(a) In the event of the sale or Total Loss of a Vessel, the Borrower shall prepay the Loan with a sum equal to the aggregate of the Allocations set opposite that Vessel in Schedule 11 that remains to be repaid just prior to the sale or the occurrence leading to the Total Loss and any portion of the Allocation under Tranche B which has not been drawn shall be cancelled.

(b) Prepayment and cancellation shall take place upon the delivery of such Vessel in the event of a sale and the receipt of the insurance proceeds in the event of a Total Loss. Upon receipt of the prepaid amount according to this Clause, the Administrative Agent shall on behalf of the Lenders release the Owner of the Vessel involved from its guarantee responsibility, the Mortgage relative to the Vessel involved and the other Security Documents under this Agreement related to the Vessel and the relevant Owner in the form as set out in Schedule 10.

6.4   Application of other mandatory prepayments and cancellations

(a) Other mandatory prepayments made pursuant to this Agreement (on the basis of Clause 18.1 (Minimum Value) or otherwise) shall be applied pro rata (i) to the Tranche A Loan and the remaining instalments thereunder and (ii) to the Tranche B Loans and the Allocations under Tranche A and Tranche B shall be reduced rateably.

(b) Other mandatory cancellations pursuant to this Agreement shall reduce the Allocations under Tranche B rateably.

6.5   Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a) that Lender shall promptly notify the Administrative Agent upon becoming aware of that event;

(b) upon the Administrative Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c) the Borrower shall repay that Lender's participation in the Loan on the Interest Payment Date occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).

6.6   Right of repayment and cancellation in relation to a single Lender

(a)   If:

      (i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 11.1 (Tax gross-up); or

      (ii)  any Lender claims indemnification from the Borrower under Clause
            11.2 (Tax indemnity) or Clause 12.1 (Increased costs),

      the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Administrative Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.

6.7   Restrictions

(a) Any notice of prepayment given by any Party under this Clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment is to be made and the amount of the prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)   The Borrower may not re-borrow any prepaid part of the Tranche A Loan.

(d) Any amount of the Available Facility which has been cancelled by the Borrower pursuant to Clause 6.2 may not be reinstated.

7     INTEREST

7.1   Calculation of interest

(a) The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the Margin and LIBOR.

(b) For the purpose of the Norwegian Financial Contracts Act 1999 the Borrower has been informed of the nominal and effective interest rate by a letter from the Administrative Agent substantially in the form set out in
      Schedule 8.

7.2   Payment of interest

The Borrower shall pay accrued interest on the Loan on each relevant Interest Payment Date and, if the Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of the Interest Period.

7.3   Increased interest

(a) If a Default has occurred and is continuing, interest shall accrue on the Loan from the date a notice as set forth in Clause 21.2 (Default) was received by the Borrower until the earlier of (i) the Administrative Agent (acting under the instruction of the Majority Lenders) declaring in writing to the Borrower that such Default no longer is considered in existence or waived (ii) the date all amounts due from the Borrower to the Finance Parties hereunder have been repaid at a rate which is two percentage points higher than the rate which would otherwise have been applicable.

(b) If there is an Unpaid Sum, interest shall accrue on such Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two percentage points higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Administrative Agent (acting reasonably). Any interest accruing under this Clause 7.3 (b) shall be immediately payable by the Borrower on demand by the Administrative Agent.

(c) Increased interest (if unpaid) arising on any Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8     INTEREST PERIODS

8.1   Selection of Interest Periods

(a) The Borrower shall select an Interest Period for each Advance under Tranche B in the Drawdown Notice and for the Tranche A Loan in a Selection Notice.

(b) Each Selection Notice is irrevocable and must be delivered to the Administrative Agent by the Borrower not later than 11:00 hours three Business Days prior to the expiry of the relevant Interest Period.

(c) If the Borrower fails to deliver a Selection Notice to the Administrative Agent in accordance with paragraph (b) above, the relevant Interest Period will be three months.

(d) The Borrower may select an Interest Period under the Facility of one, three, six, nine or twelve months or any other period agreed between the Borrower and the Administrative Agent if this is necessary (i) to consolidate Tranche B Loans or (ii) to meet a Repayment Date or a Reduction Date.

(e) An Interest Period shall not extend beyond a Repayment Date or a Reduction Date if the portion of the Loan relating to such Interest Period is due to be repaid on such date.

(f)   An Interest Period shall not extend beyond the Final Maturity Date.

(g) Each Interest Period shall start on the respective Drawdown Date or (in respect of the Tranche A Loan) on the preceding Interest Payment Date.

8.2   Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9     CHANGES TO THE CALCULATION OF INTEREST

9.1   Absence of quotations

Subject to Clause 9.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation not later than 11:00 hours on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

9.2   Market disruption

(a) If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender's participation in the Loan for that Interest Period shall be the rate per annum which is the sum of the Margin and the rate notified to the Administrative Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding the Loan from whatever source it may reasonably select.

(b) In this Agreement "Market Disruption Event" means at or about 11:00 hours GMT on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for USD for the relevant Interest Period.

9.3   Alternative basis of interest or funding

(a) If a Market Disruption Event occurs and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to the paragraph above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

9.4   Break Costs

(a) The Borrower shall, within three Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of the Loan or an Unpaid Sum being paid by the Borrower on a day other than an Interest Payment Date for the Loan or the due date for payment of an Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Administrative Agent or the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

10    FEES

10.1  Arrangement fee

The Borrower shall pay to the Administrative Agent (for the account of the Lenders) an arrangement fee of 0.20 per cent on each Lender's Tranche B Commitment payable on the date hereof.

10.2  Handling fee

 The Borrower shall pay to the Administrative Agent (for the account of the Lenders) a handling fee of USD 10,000 to each Lender payable on the date hereof.

10.3 Commitment fee

(a) The Borrower shall pay to the Administrative Agent (for the account of the Lenders) a fee computed at the rate of 0.25 per cent on each Lender's Available Commitment.

(b) The accrued commitment fee is payable (i) quarterly on the last day of each successive period of three months which ends during the Availability Period, (ii) on the last day of the Availability Period and (iii), if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11    TAX GROSS UP AND INDEMNITIES

11.1  Tax gross-up

(a) The Borrower shall make all payments to be made by it without any Tax deduction, unless a Tax deduction is required by law.

(b) The Borrower shall promptly upon becoming aware that it must make a Tax deduction (or that there is any change in the rate or the basis of a Tax deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the Borrower.

(c) If a Tax deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax deduction) leaves an amount equal to the payment which would have been due if no Tax deduction had been required.

(d) If the Borrower is required to make a Tax deduction, it shall make that Tax deduction and any payment required in connection with that Tax deduction within the time allowed and in the minimum amount required by law.

(e) Within thirty days of making either a Tax deduction or any payment required in connection with that Tax deduction, the Borrower shall deliver to the Administrative Agent for the Lender entitled to the payment evidence reasonably satisfactory to that Lender that the Tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.2  Tax indemnity

(a) The Borrower shall (within three Business Days of demand by the Administrative Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

(b)   Paragraph (a) above shall not apply:

      (i) with respect to any Tax assessed on a Finance Party under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

      (ii) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.1 (Tax gross-up).

(c) A Finance Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrower.

(d) A Finance Party shall, on receiving a payment from the Borrower under this Clause 11.2, notify the Administrative Agent.

11.3  Tax Credit

If the Borrower makes a Tax payment and the relevant Finance Party determines that:

(a) a Tax credit is attributable either to an increased payment of which that Tax payment forms part, or to that Tax payment; and

(b)   that Finance Party has obtained, utilised and retained that Tax credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax payment not been required to be made by the Borrower.

11.4  Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.5  Value added tax

(a) All consideration expressed to be payable under a Finance Document by the Borrower to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to the Borrower in connection with a Finance Document, the Borrower shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires the Borrower to reimburse a Finance Party for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

12    INCREASED COSTS

12.1  Increased costs

(a) The Borrower shall, within three Business Days of a demand by the Administrative Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement (including the implementation by the applicable authorities of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices).

(b)   In this Agreement "Increased Costs" means:

      (i) a reduction in the rate of return from the Loan or on a Finance Party's (or its affiliate's) overall capital;

      (ii)  an additional or increased cost; or

      (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2  Increased cost claims

(a) A Finance Party intending to make a claim pursuant to Clause 12 (Increased costs) shall notify the Administrative Agent of the event giving rise to the claim, following which the Administrative Agent shall promptly notify the Borrower.

(b) Each Finance Party shall, as soon as practicable after a demand by the Administrative Agent or the Borrower, provide a certificate confirming the amount of its Increased Costs.

13    OTHER INDEMNITIES

13.1  Currency indemnity

(a) If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

      (i)   making or filing a claim or proof against the Borrower; or

      (ii) obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings.

(b) the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
      (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(c) the Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2  Other indemnities

The Borrower shall within three Business Days of demand from the Administrative Agent, indemnify each Finance Party against any direct cost, loss or liability incurred by that Finance Party as a result of:

(a)   a Default; or

(b) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

13.3  Indemnity to the Administrative Agent

The Borrower shall promptly indemnify the Administrative Agent against any cost, loss or liability incurred by the Administrative Agent (acting reasonably) as a result of:

(a) investigating any event which it reasonably believes may be an Event of Non-compliance; or

(b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14    COSTS AND EXPENSES

14.1  Transaction expenses

The Borrower shall promptly on demand pay the Administrative Agent whether or not the Commitment is drawn the amount of all costs and expenses (including legal fees and any VAT payable thereon) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

(a)   this Agreement and any other documents referred to in this Agreement; and

(b)   any other Finance Documents executed after the date of this Agreement.

14.2  Amendment costs

If the Borrower requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse the Administrative Agent for the amount of all costs and expenses (including legal fees and any VAT payable thereon) reasonably incurred by the Administrative Agent in responding to, evaluating, negotiating or complying with that request.

14.3  Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees and any VAT payable thereon) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15    SECURITY

15.1  Security Documents

So long as any amount is owing to the Lenders, any Hedge Counterparty, the Security Agent and the Administrative Agent under the Finance Documents and unless otherwise provided herein, the Loan and any other obligation and liability that any Obligor has or may incur towards the Finance Parties under the Finance Documents shall be secured by the Security Documents as set out in
Schedule 9 (Security Documents)

15.2  Priority

(a) All the Security Documents shall create security on first and sole priority over the assets specified therein.

(b) In case of conflict between the provisions of this Agreement and the provisions of the Security Documents, the terms and conditions of this Agreement shall prevail.

15.3  Security agent

The Security Agent shall act as security agent and receive, hold, administer and enforce the Security Documents on behalf of and for the benefit of the Lenders.

15.4  Set-off

Following the occurrence of a Default, each of the Security Agent, the Administrative Agent and the Lenders shall, to the extent permitted by applicable law and always subject to Clause 26.1 (Payment to Finance Parties), have a separate right of set-off in respect of any credit balance, in any currency, on any account that the Borrower might have with the Administrative Agent and the Lenders (branches included) against any matured obligations due from the Borrower to the Security Agent, the Administrative Agent and the Lenders under the Finance Documents.

16    REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement.

16.1  Status

(a) It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It has the power to own its assets and carry on its business as it is being conducted.

16.2  Binding obligations

The obligations expressed to be assumed by it in each Finance Document and Transaction Document are legal, valid, binding and enforceable obligations.

16.3  Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)   any law or regulation applicable to it;

(b)   its constitutional documents; or

(c)   any agreement or instrument binding upon it or any of its assets.

16.4  Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5  Validity and admissibility in evidence

All authorisations required or desirable:

(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

16.6  Governing law and enforcement

(a) The choice of Norwegian law as the governing law of the Finance Documents (other than the Mortgages not registered with Norwegian International Shipregister, the Borrower's Contract Assignment and the Owners' Contract Assignment) will be recognised and enforced in its jurisdiction of incorporation.

(b) Any judgment obtained in Norway in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.7  Deduction of Tax

It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.8  No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents (other than the Mortgages) be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

16.9  No default or non-compliance

(a) No Event of Non-compliance exists or may reasonably be expected to occur as a consequence of the advance of the Loan to the Borrower;

(b) No event of default has occurred or is continuing under the Senior Note Documents; and

(c) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

16.10 No misleading information

In the case of the Borrower:

(a) Any factual information provided by the Borrower to any of the Finance Parties were true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b) The financial projections provided by the Borrower to any of the Finance Parties have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c) Nothing has occurred and no information has been given or withheld that results in the information provided by the Borrower to any of the Finance Parties being untrue or misleading in any material respect.

16.11 Financial statements

In the case of the Borrower:

(a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b) Its Original Financial Statements represent its financial condition and operations during the relevant period.

(c) There has been no material adverse change in its business or financial condition since 30 September 2004.

16.12 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies and vessels generally.

16.13 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

16.14 Indebtedness/encumbrances

Save as permitted under this Agreement and any Senior Note Documents, no Owner has any indebtedness or created any encumbrances over all or any of its assets.

16.15 Ownership

Each Owner is a wholly owned subsidiary of the Borrower, and each Owner is the legal and beneficial owner of the relevant Vessel as listed in Schedule 1.

16.16 Repetition

The representations are deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on the first day of each Interest Period.

17    INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

17.1  Financial statements

The Borrower shall supply to the Administrative Agent:

(a) as soon as the same become available, but in any event within 180 days after the end of each financial year, its audited financial statements for that financial year; and

(b) as soon as the same become available, but in any event within 60 days after the end of each financial quarter its unaudited quarterly financial statements; and

(c) such other financial and other information of any Obligor as the Lenders shall reasonably require from time to time.

17.2  Compliance Certificate

(a) The Borrower shall supply to the Administrative Agent with each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) a Compliance Certificate substantially in the form set out in
      Schedule 7 setting out (in reasonable detail) computations as to compliance with Clause 18 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)   Each Compliance Certificate shall be signed by a director of the Borrower.

17.3  Requirements as to financial statements

(a) Each set of financial statements delivered by the Borrower pursuant to Clause 17.1 (Financial statements) shall be certified by a director of the Borrower as representing its financial condition as at the date as at which those financial statements were drawn up.

(b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) is prepared using GAAP or such other generally accepted accounting principles acceptable to the Administrative Agent.

17.4  Information: miscellaneous

The Borrower shall supply to the Administrative Agent:

(a) all documents dispatched by it to its shareholders or its creditors generally at the same time as they are dispatched;

(b) promptly upon becoming aware of it, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a Material Adverse Effect; and

(c) promptly, such further information regarding its, the Charterers or any of the Owners' financial condition, business and operations as the Administrative Agent may reasonably request.

17.5  Notification of non-compliance

(a) The Borrower shall notify the Administrative Agent of an Event of Non-compliance (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly upon a request by the Administrative Agent, the Borrower shall supply to the Administrative Agent a certificate signed by two of its directors certifying that no Event of Non-compliance is continuing (or if an Event of Non-compliance is continuing, specifying the Event of Non-compliance and the steps, if any, being taken to remedy it).

18    FINANCIAL COVENANTS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

18.1  Minimum Value

If at any time the aggregate of the Ship's Value of the Vessels shall fall below 140 % of the Loan, the Borrower shall either (i) prepay the amount of the Loan necessary to restore such ratio or (ii) provide additional security for the Loan which in the reasonable opinion of all Lenders is deemed satisfactory for restoring such ratio.

18.2  Free Cash

The Borrower shall on a consolidated basis at any time maintain Free Cash of a minimum of USD 25,000,000.

18.3  Working capital

The Borrower shall on a consolidated basis at any time maintain a positive Working Capital.

For the purpose of this Clause "Working Capital" means Current Assets less Current Liabilities and "Current Assets" means at any time, in accordance with GAAP, the consolidated book value of the current assets of such Borrower and "Current Liabilities" means at any time, in accordance with GAAP, the consolidated book value of the current liabilities excluding the short term portion of the long term debt of such Borrower.

18.4  Minimum Equity Ratio

The Minimum Equity Ratio of the Borrower on a consolidated basis on the last day of each financial quarter shall be at least 20%.

For the purpose of this Clause "Minimum Equity Ratio" means the ratio (expressed as a percentage) of Shareholder Equity to Total Assets and "Shareholder Equity" means Total Assets less Total Liabilities and "Total Assets" means at any time, in accordance with GAAP, the consolidated book value of all assets (both tangible and intangible) owned by the Borrower at the relevant time and "Total Liabilities" means at any time, the consolidated book value of long term and short term debt and other liabilities which in accordance with GAAP shall be included in a balance sheet.

19    VESSEL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

19.1  Registration and ownership

Each Owner shall (and the Borrower shall procure that each Owner will) remain the sole owner of its Vessel and shall keep its Vessel registered in a ship register acceptable to the Majority Lenders provided, however, that an Owner shall have the right to sell its Vessel upon the Borrower giving the Administrative Agent not less than ten (10) calendar days irrevocable written notice prior to the transfer of such Vessel.

19.2  Flag

Each Owner shall (and the Borrower shall procure that each Owner will) maintain its Vessel with a flag acceptable to the Majority Lenders.

19.3  Classification

Each Owner shall (and the Borrower shall procure that each Owner will) maintain the classification of its Vessel with first class classification societies acceptable to the Majority Lenders free of overdue recommendations and shall allow the Administrative Agent or its representatives to inspect the original class and related records of such Vessel with such classification society and to take copies of them.

19.4  Laws and safety management

Each Owner shall (and the Borrower shall procure that each Owner will) maintain its Vessel and its management in compliance from time to time with:

(a)   Environmental Laws;

(b)   the ISM Code;

(c)   the ISPS Code;

(d)   laws, regulations and requirements of the flag state

and to obtain and comply with all applicable Environmental Approvals, and upon any Obligor or its manager becoming aware thereof, it shall promptly notify the Administrative Agent in writing of any breach or alleged breach of any of the above laws, approvals or regulations.

19.5  Management Agreement

The management agreement of each Vessel shall be with the Manager or with managers approved by the Majority Lenders, and the Manager shall be in possession of a DOC and shall at all times be acceptable to the Majority Lenders and each Owner shall (and the Borrower shall procure that each Owner will) not make or agree to any material change to the Management Agreement without the prior written consent of the Administrative Agent on behalf of the Majority Lenders which shall not be unreasonably withheld.

19.6  Technical condition

Each Owner shall (and the Borrower shall procure that each Owner will) maintain its Vessel in a technical condition consistent with first class ship ownership and management practice, and it shall arrange to have its Vessel submitted for technical inspection in form and substance satisfactory to the Majority Lenders by an independent surveyor appointed by the Administrative Agent and the Borrower shall reimburse the costs thereof limited however to one inspection per year. In the event such inspection does not conclude with a report satisfactory to the Majority Lenders, the Borrower shall procure that the technical condition of such Vessel is rectified and re-submit such Vessel for technical inspections in the same manner within three months and at their own expense.

19.7  Major structural alteration

No Owner shall (and the Borrower shall procure that no Owner will) without the prior written consent of the Administrative Agent on behalf of the Majority Lenders permit any major structural alteration or any other major change to be made to its Vessel or undertake, contract or otherwise make any investment in respect of its Vessel in excess of USD 1,000,000 per annum unless such investment is necessary to maintain such Vessel's class.

19.8  Insurances

(a) Each Owner shall (and the Borrower shall procure that each Owner will) keep its Vessel insured for risks and at values as may at any time be reasonably required by the Administrative Agent on behalf of the Majority Lenders with first class underwriters and at terms acceptable to the Administrative Agent and register and maintain the registration of the Administrative Agent as mortgagee (on behalf of the Lenders) with first priority in all insurance policies and certificates of entry.

(b)   The insurances shall include:

      (i)   Hull and Machinery,

      (ii)  Hull Interest and Freight Interest,

      (iii) War Risks,

      (iv)  Protection and Indemnity,

      (v)   MAP (Additional Perils) Pollution

(c) The insured value for Hull and Machinery shall cover at least 80% of the Ship's Value of each Vessel, (ii) the insured value for Hull and Machinery as combined with Hull Interest and Freight Interest and for War Risks shall always cover at least the Ship's Value of each Vessel and (iii) the aggregate insured value for Hull and Machinery as combined with Hull Interest and Freight Interest and for War Risks for all Vessels shall cover at least 110 % of the Loan.

(d) Each Owner shall (and the Borrower shall procure that each Owner will) punctually pay all insurance premiums and calls in respect of its Vessel, timely renew the insurances and deliver to the Administrative Agent copies of cover notes and certificates of entry evidencing that such Vessel is insured and that the Administrative Agent is noted as mortgagee in the Vessel's insurance policies with first priority.

(e) Each Owner shall (and the Borrower shall procure that each Owner will) timely submit US Voyage Declarations in accordance with the P&I terms of cover and obtain a Certificate of Financial Responsibility (COFR) before its Vessel is trading to the United States.

(f) In the event the Administrative Agent after consultation with the Borrower has obtained MAP (Additional Perils) Pollution to secure the interest of the Finance Parties in the Vessels, the Borrower shall reimburse the Administrative Agent in full all the costs incurred by the Administrative Agent in this connection.

19.9  Accident, Total Loss or arrest

Each Owner shall (and the Borrower shall procure that each Owner will) promptly notify the Administrative Agent in writing (in case of urgency by telefax) of:

      (i) any accident to its Vessel involving repairs where the cost is likely to exceed USD 1,000,000 (or the equivalent in any other currency);

      (ii) any occurrence in consequence whereof its Vessel has become or is likely to become a total loss ("Total Loss") which expression shall include the actual, constructive or compromised total loss of such Vessel; and

      (iii) any arrest of its Vessel or the exercise or purported exercise of any lien on such Vessel.

19.10 Release of distress

Each Owner shall (and the Borrower shall procure that each Owner will) promptly notify the Administrative Agent in writing of any distress or other similar charges against its Vessel that it or its manager should become aware of and if required by the Majority Lenders, it shall procure that any distress or other similar charges against its Vessel shall be released.

19.11 Encumbrances

No Owner shall (and the Borrower shall procure that no Owner will) register or grant or permit any mortgage or other encumbrance over its Vessel other than the Mortgages or any lien arising by operation of law or in the ordinary course of trading of its Vessel without the prior written consent of the Administrative Agent on behalf of the Majority Lenders.

19.12 Commercial management

The commercial management agreement of the Vessels shall be with the Manager or such other manager as approved by the Administrative Agent on behalf of the Majority Lenders and no Owner shall (and the Borrower shall procure that no Owner will) make or agree to any material change thereto without the prior written consent of the Administrative Agent on behalf of the Majority Lenders which shall not be unreasonably withheld.

19.13 Valuation

Each Owner shall (and the Borrower shall procure that each Owner shall) at any time required by the Majority Lenders arrange to have its Vessel valued at the Borrower's expense, but then limited to four times per year, by three independent and reputable ship broking firms approved by the Administrative Agent, such valuations to set the considered market value of a Vessel free of charter, the average of said three valuations being referred to in this Agreement as the "Ship's Value".

20    CORPORATE UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

20.1  No change of status

No Obligor shall make any changes to its constitutive documents or merge, de-merge, consolidate or liquidate or in any other way make any amendments to its corporate status without the prior written consent of the Administrative Agent on behalf of the Majority Lenders.

20.2  No change of control

If at any time more than fifty per cent (50%) of the issued voting share capital of the Borrower or the right to control or direct the majority of the board of directors of the Borrower becomes held by one person or one company (or two or more persons/companies acting in concert) (a "Change of Control Event") the Borrower shall immediately upon becoming aware thereof give notice to the Administrative Agent. Unless the Administrative Agent (on behalf of the Majority Lenders) consent to the change of control, the Administrative Agent and the Borrower shall enter into negotiations for a period of not more than thirty days (counted from the date when the Borrower became aware of the Change of Control Event) with a view to agreeing any amendments or agreements in light of the consequences of the Change of Control Event. If the negotiation fails to reach an agreed outcome within the thirty days, the Administrative Agent may thereafter give notice to the Borrower requiring the Borrower to prepay the Loan and other amounts outstanding under the Finance Documents within 90 days and cancel the Total Commitments.

20.3  Listing

The Borrower shall remain listed at the New York Stock Exchange.

20.4  No change of ownership

The Borrower shall ensure that each Owner is a wholly-owned subsidiary of it and the Borrower shall not make (and no Owner shall permit) any disposal of its ownership and control without the prior written consent of the Administrative Agent on behalf of the Majority Lenders.

20.5  Scope of business

 No Owner shall engage in any other business than that immediately related to the owning of the Vessels and the Borrower shall not engage in other business than what is connected with maritime transportation and/or the owning of vessels.

20.6  No further borrowing

No Owner shall make any further borrowing, enter into any guarantee liability and have any other indebtedness than the shareholders' loans (which shall be fully subordinated to the rights of the Finance Parties under this Agreement) its obligations under the Senior Note Documents and trade debt following the ordinary operation of its Vessel without the prior written consent of the Administrative Agent on behalf of the Majority Lenders.

20.7  No further investments

No Owner shall commit to any further investments or activities other than those related to the ownership and the regular operation of its Vessels and the Borrower shall not commit to any investments or activities other than those related to the nature of its business without the prior written consent of the Administrative Agent on behalf of the Majority Lenders.

20.8  No distribution

The Borrower shall not distribute any profit to, make any dividend payment to, repay or make any payment of interest on any loans from, or make any other distribution of any asset to its shareholders unless the aggregate of a) Free Cash and b) the Charter Service Reserve Deposit immediately after such distribution will be minimum USD 100,000,000 and no Event of Non-compliance has occurred or is continuing.

20.9  Earnings accounts

The Borrower shall keep its Earnings Account with the Administrative Agent.

20.10 Authorisations

Each Obligor shall promptly:

(a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)   supply certified copies to the Administrative Agent of,

any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.11 Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

20.12 Interest Hedging Agreements

The Borrower shall not make any amendments to or terminate the Interest Hedging Agreements without the prior written consent of the Administrative Agent on behalf of the Majority Lenders which shall not be unreasonably withheld, and it shall fulfil all its obligations under the Interest Hedging Agreements.

20.13 Money laundering

The Borrower shall be acting for its own account in relation to the borrowing of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party and the foregoing shall not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the council of the European Communities).

20.14 Transaction Documents

No Obligor shall (and the Borrower shall procure that neither the Charterer, Frontline Ltd. or other related companies will) make or agree to any changes to the Transaction Documents without the prior written consent of the Administrative Agent on behalf of the Majority Lenders which shall not be unreasonably withheld.

21    EVENTS OF NON-COMPLIANCE AND DEFAULT

21.1  Event of Non-compliance

Each of the events or circumstances set out in Clauses (a) to (h) below is an Event of Non-compliance:

(a)   Non-payment

      The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

      (i)   its failure to pay is caused by administrative or technical error;
            and

      (ii) payment is received by the Administrative Agent within five Business Days of its due date.

(b)   Non-compliance

      Either the Borrower or any of the Owners does not comply in any material respect in its due performance or observance of any undertaking, covenant or other obligation or term contained in any of the Finance Documents other than as set forth in Clause 21.1 (a) (Non payment) and such non-compliance is not remedied (if, in the opinion of the Administrative Agent (acting on the instructions of the Majority Lenders) such non-compliance is capable of remedy) within 14 days from receipt by the Borrower of a request for remedy from the Administrative Agent always provided that no period of remedy will be accorded in respect of any non-compliance by the Borrower in relation to its obligations under Clauses 19.1 (Registration and ownership), 19.2 (Flag), 19.3 (Classification) and 19.8 (Insurances).

(c)   Misrepresentation

      Any representation or statement made or repeated in or in connection with the Finance Documents or any other document delivered by or on behalf of the Borrower or any of the Owners under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(d)   Cross default

      (i) Any Financial Indebtedness above USD 10,000,000 in the case of the Borrower or above USD 3,000,000 in the case of an Owner is not paid when due nor within any originally applicable grace period.

      (ii) For the purpose of this Clause, "Financial Indebtedness" means any indebtedness for or in respect of:

                  1.    moneys borrowed;

                  2. any amount raised by acceptance under any acceptance credit facility;

                  3. any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

                  4. the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

                  5. receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

                  6. any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

                  7. any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

                  8. any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

                  9. the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (1) to (8) above.

(e)   Insolvency

      (i) The Borrower or any of the Owners is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts.

      (ii) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

      (iii) A moratorium is declared in respect of any indebtedness of the Borrower or any Owner.

      (iv) Any insolvency proceedings or any analogous procedure is initiated against the Borrower or any Owner.

(f)   Unlawfulness

      It is or becomes unlawful for the Borrower or any of the Owners to perform any of its obligations under the Finance Documents.

(g)   Senior Note Default

      Any Senior Note Default is declared and is continuing.

(h)   Event of default under a Transaction Document

      There is an event of default under any Transaction Document and, save for the failure of the Charterer at any time to hold at least USD 55,000,000 in cash or cash equivalents (as defined in the Charter Ancillary Agreement), in the reasonable opinion of the Majority Lenders, such default will adversely affect the Borrower's or the Owners' ability to fulfil its obligations under the Finance Documents.

(i)   Material adverse change

      The Borrower, the Charterer or any of the Owners shall suffer a material adverse change in its financial position or its operation which in the reasonable opinion of the Majority Lenders will adversely affect the Borrower's or the Owners' ability to fulfil its obligations under the Finance Documents.

21.2  Default

At any time following the occurrence of an Event of Non-compliance and while it is continuing, the Administrative Agent may and if so directed by the Majority Lenders, shall by notice to the Borrower declare that a Default has occurred.

21.3  Acceleration

The Administrative Agent may and if so directed by the Majority Lenders, shall, either in the notice of default or at any time subsequent thereto while the circumstances having given rise to such Default continues:

(a)   cancel the Available Facility; and/or

(b) declare that all amounts outstanding from the Borrower to the Finance Parties hereunder at such time shall be immediately due and payable, whereafter the Borrower shall be obliged to pay the same.

21.4  Remedy

The Administrative Agent (acting under the instructions of the Majority Lenders) shall, if the circumstances having given rise to a Default have been remedied and the Borrower otherwise is in compliance with its obligations hereunder, notify the Borrower that the Default no longer exists.

22    GUARANTEE

22.1  Guarantee and indemnity

Each Owner hereby unconditionally and irrevocably:

(a) guarantees, jointly and severally, to the Security Agent, the Hedge Counterparties, the Administrative Agent and the Lenders punctual performance by each Obligor of its obligations under the Finance Documents;

(b) undertakes, jointly and severally, with the Security Agent, the Administrative Agent and the Lenders that whenever any Obligor does not pay any amount when due under or in connection with any Finance Document, any Owner shall immediately on demand pay that amount as if it was the principal obligor; and

(c) indemnifies, jointly and severally, each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

For the purpose of fulfilling the requirements of the Financial Contracts Act ss. 61, each Owners maximum liability secured by this Guarantee is USD 1,131,439,219. Each Owner is in addition liable for interest and costs in accordance with this Agreement.

22.2 Continuing guarantee

This Guarantee is a continuing guarantee and shall extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

22.3  Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

22.4  Waiver of defences

The obligations of any of the Owners shall not be affected by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations (without limitation and whether or not known to it or any Finance Party) including:

(a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)   any insolvency or similar proceedings; or

(h)   the provisions of sections 62 (1), 63, 65, 66, 67, 70, 71, 72, 73 and 74 of the Norwegian Financial Contracts Act.

22.5  Immediate recourse

Each Owner waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from any of the Owners. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

22.6 Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and none of the Owners shall be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from any Owner or on account of the Owner's liability under this Guarantee.

22.7  Deferral of Owners' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Administrative Agent otherwise directs, no Owner shall exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)   to be indemnified by the Borrower;

(b)   to claim any contribution from any Obligor under the Finance Documents;
      and/or

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

22.8  Additional security

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

22.9  Owner's right of contribution

Subject to Clause 22.7 (Deferral of Owners' rights), at any time a payment is made under the Guarantee each such Guarantor shall have a right of contribution against each other Guarantor who has made no payment or has made payments in respect of the Guarantee.

22.10   No Fraudulent Conveyance

The Borrower, each Owner and each Lender (by its signature hereto and the Security Agent's acceptance on its behalf of the benefits of the relevant Mortgage) hereby confirms that it is its intention that the provisions of the Guarantee and each Mortgage not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar United States Federal or state law or similar law of any other jurisdiction. To effectuate the foregoing intention, the Borrower, each Owner and each Lender (by its signature hereto and the Security Agent's acceptance of the benefits of the relevant Mortgage) hereby irrevocably agrees that the obligations secured under the Security Documents by each Owner shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Owner that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Owner and the other Owners, result in the obligations secured under the Security Documents of such Owner in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23    CHANGES TO THE LENDERS

23.1  Transfers by the Lenders

Subject to this Clause 23, a Lender (the "Existing Lender") may transfer any of its rights and obligations under the Finance Documents to another bank or financial institution (the "New Lender").

23.2  Conditions of transfer

(a) The consent of the Borrower is required for transfer by a Lender, unless the transfer is to another Lender or an affiliate of a Lender.

(b) The consent of the Borrower to a transfer must not be unreasonably withheld or delayed. The Borrower shall be deemed to have given its consent five Business Days after that Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c) An assignment shall only be effective on receipt by the Administrative Agent of written confirmation from the New Lender (in form and substance satisfactory to the Administrative Agent) that the New Lender shall assume the same obligations to the other Finance Parties as it would have been under if it was an Existing Lender.

(d) A transfer shall only be effective if the procedure set out in Clause 23.4 (Procedure for transfer) is complied with.

(e) Any partial transfer of a Commitment shall apply rateably to the Tranche A Commitment and the Tranche B Commitment.

23.3  Limitation of responsibility of Existing Lenders

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

      (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

      (ii)  the financial conditions of the Obligors;

      (iii) the performance and observance by any Obligors of its obligations under the Finance Documents or any other documents; or

      (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

      (v)   and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

      (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and the Owners and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and the Owners and their related entities whilst any amount is or may be outstanding under the Finance Documents.

(c)   Nothing in any Finance Document obliges an Existing Lender to:

      (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

      (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

23.4  Procedure for transfer

(a) Subject to the conditions set out in Clause 23.2 (Conditions of transfer) a transfer is effected in accordance with paragraph (b) below when the Administrative Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Administrative Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)   On the Transfer Date:

      (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

      (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

      (iii) the Administrative Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Existing Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Administrative Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

      (iv)  the New Lender shall become a Party as a "Lender".

24    CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25    ROLE OF THE ADMINISTRATIVE AGENT

25.1  Appointment of the Administrative Agent

(a) Each other Lender appoints the Administrative Agent to act as its agent under and in connection with the Finance Documents.

(b) Each other Lender authorises the Administrative Agent to exercise the rights, powers, authorities and discretions specifically given to the Administrative Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2  Duties of the Administrative Agent

(a) The Administrative Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Administrative Agent for that Party by any other Party.

(b) Except where a Finance Document specifically provides otherwise, the Administrative Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c) If the Administrative Agent receives notice from a Party referring to this Agreement, describing an Event of Non-compliance and stating that the circumstance described is an Event of Non-compliance, it shall promptly notify the Lenders.

(d) If the Administrative Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Administrative Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e) The Administrative Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3  No fiduciary duties

(a) Nothing in this Agreement constitutes the Administrative Agent as a fiduciary of any other person.

(b) The Administrative Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.4  Business with the Obligors

The Administrative Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor.

25.5  Rights and discretions of the Administrative Agent

(a)   The Administrative Agent may rely on:

      (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

      (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Administrative Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

      (i) no default has occurred (unless it has actual knowledge of a default arising under Clause 21.1(a) (Non-payment)); and

      (ii) any right, power, authority or discretion vested in any Party or the Lenders has not been exercised.

(c) The Administrative Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Administrative Agent may act in relation to the Finance Documents through its personnel and agents.

(e) The Administrative Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f) Notwithstanding any other provision of any Finance Document to the contrary, the Administrative Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.6  Majority Lenders' instructions

(a) Unless a contrary indication appears in a Finance Document, the Administrative Agent shall (i) exercise any right, power, authority or discretion vested in it as Administrative Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Administrative Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c) The Administrative Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Administrative Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Administrative Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.7  Responsibility for documentation

The Administrative Agent:

(a) is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Administrative Agent, the Borrower or any other person given in or in connection with any Finance Document; or

(b) is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.8  Exclusion of liability

(a) Without limiting paragraph (b) below, the Administrative Agent shall not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Administrative Agent) may take any proceedings against any officer, employee or agent of the Administrative Agent in respect of any claim it might have against the Administrative Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Administrative Agent may rely on this Clause.

(c) The Administrative Agent shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Administrative Agent if the Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Administrative Agent for that purpose.

25.9  Lender's indemnity to the Administrative Agent

Each Lender shall (in proportion with its participation in the Loan) indemnify the Administrative Agent within three Business Days of demand against any cost, loss or liability incurred by the Administrative Agent (otherwise than by reason of the Administrative Agent's gross negligence or wilful misconduct) in acting as Administrative Agent under the Finance Documents (unless the Administrative Agent has been reimbursed by the Borrower pursuant to a Finance Document).

25.10 Resignation of the Administrative Agent

The Administrative Agent may resign by giving notice to the Lenders and the Borrower, in which case the Lenders (after consultation with the Borrower) may appoint a successor Administrative Agent.

25.11 Confidentiality

(a) In acting as Administrative Agent for the Finance Parties, the Administrative Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Administrative Agent, it may be treated as confidential to that division or department and the Administrative Agent shall not be deemed to have notice of it.

25.12 Relationship with the Lenders

The Administrative Agent may treat each Lender as a Lender entitled to payments under this Agreement and unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

25.13 Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Administrative Agent that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)   the financial condition, status and nature of the Borrower;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d) the adequacy, accuracy and/or completeness of any other information provided by the Administrative Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.14 Deduction from amounts payable by the Administrative Agent

If any Party owes an amount to the Administrative Agent under the Finance Documents the Administrative Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Administrative Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26    SHARING AMONG THE FINANCE PARTIES

26.1  Payment to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from the Borrower (including by set-off) other than in accordance with Clause 27 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Administrative Agent;

(b) the Administrative Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Administrative Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of any Tax which would be imposed on the Administrative Agent in relation to the receipt, recovery or distribution; and

(c) the Recovering Finance Party shall, within three Business Days of demand by the Administrative Agent, pay to the Administrative Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Administrative Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2  Redistribution of payments

The Administrative Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 27.5 (Partial payments).

26.3  Recovering Finance Party's rights

(a) On a distribution by the Administrative Agent under Clause 26.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, each Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

26.4  Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 26.2 (Redistribution of payments) shall, upon request of the Administrative Agent, pay to the Administrative Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and each Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

26.5  Exceptions

(a) This Clause 26.5 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

      (i) it notified that other Finance Party of the legal or arbitration proceedings; and

      (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

27    PAYMENT MECHANICS

27.1  Payments to the Administrative Agent

(a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Administrative Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Administrative Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Administrative Agent specifies.

27.2  Distributions by the Administrative Agent

Each payment received by the Administrative Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions of the Borrower) and Clause 27.4 (Clawback) be made available by the Administrative Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Administrative Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

27.3  Distributions to the Borrower

The Administrative Agent may (with the consent of the Borrower or in accordance with Clause 15.4 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4  Clawback

(a) Where a sum is to be paid to the Administrative Agent under the Finance Documents for another Party, the Administrative Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Administrative Agent pays an amount to another Party and it proves to be the case that the Administrative Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Administrative Agent shall on demand refund the same to the Administrative Agent together with interest on that amount from the date of payment to the date of receipt by the Administrative Agent, calculated by the Administrative Agent to reflect its cost of funds.

27.5  Partial payments

(a) If the Administrative Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Administrative Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

      (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Agent under the Finance Documents;

      (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

      (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

      (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Administrative Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by the Borrower.

27.6  No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7  Business Days

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28    NOTICES

28.1  Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2  Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)   in the case of the Borrower:

        Ship Finance International Limited
        c/o Ship Finance Management AS
        P.O. Box 1327 Vika
        NO-0112 Oslo
        Norway
        Telefax: +47 23 11 40 40

(b)   in the case of the Administrative Agent:

        For credit matters:

        DNB NOR Bank ASA,
        Att.: Shipping Division
        NO-0021 Oslo
        Norway
        Telefax: +47 22 48 20 20

        For administrative matters:

        DNB NOR Bank ASA,
        Att.: Loan Administration Shipping
        NO-0021 Oslo
        Norway
        Telefax: +47 22 48 28 94

(c)   In the case of the Security Agent:

        DNB NOR Bank ASA,
        Att.: Collateral Department Shipping
        NO-0021 Oslo
        Norway
        Telefax: +47 22 31 92 01

(d)   to each Lender at its address and fax number specified in Schedule 2 or any substitute address or fax number or department or officer as the Party may notify to the Administrative Agent (or the Administrative Agent may notify to the other Parties, if a change is made by the Administrative Agent) by not less than five Business Days' notice.

28.3  Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 28.2 (Addresses) or changing its own address or fax number, the Administrative Agent shall notify the other Parties.

28.4  English language

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

      (i)   in English; or

      (ii) if not in English, and if so required by the Administrative Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

29    CALCULATIONS AND CERTIFICATES

29.1  Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2  Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3  Day count convention

Any interest, commission or fee accruing under a Finance Document shall accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

30    PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

31    AMENDMENTS

31.1  Amendments

Except as otherwise provided herein, the Administrative Agent (acting on behalf of the Majority Lenders) may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties and the Obligors.

31.2  Consent

An amendment or waiver relating to the following matters shall not be made without the prior written consent of each Lender affected thereby:

a)    any increase in the Commitment of such Lender;

b) a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from an Obligor under this Agreement to which any Lender is entitled;

c) a decrease in the Margin or any other interest payment, or fees or other amounts due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

d)    any change in the currency of account;

e) the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

f)    the deferral of the term of the Loan;

g)    the provisions of Clause 23.1 (Transfers by the Lenders);

h)    any changes to the definition of "Majority Lenders";

i) the waiver or release of any Security Document or any of the obligations of any Owner under Clause 22 (Guarantee) other than in accordance with the terms of Clause 6.3 (Mandatory prepayment and cancellation: Sale or Total
      Loss); and

j) a change to any provision which contemplates the need for the consent or approval of all the Lenders.

31.3  Technical Amendments

The Administrative Agent may determine administrative matters and make technical amendments arising out of manifest errors on the face of this Agreement, where such amendments would not prejudice or otherwise be adverse to the position of any Lender under this Agreement, without reference to the Lenders.

31.4  Amendments affecting the Administrative Agent

Notwithstanding any other provision of this Agreement, the Administrative Agent shall not be obliged to agree to any amendment or waiver if the same would amend or waive any of the Administrative Agent's rights under this Agreement or subject the Administrative Agent to any additional obligations under this Agreement.

32    REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33    GOVERNING LAW AND JURISDICTION

33.1  Governing law

This Agreement is governed by Norwegian law.

33.2  Jurisdiction

Oslo District Court (Oslo tingrett) has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, but this shall not prevent any Finance Party from taking proceedings against the Borrower in any other courts with jurisdiction including any jurisdiction where a Vessel may be found and the Borrower irrevocably submits to the jurisdiction of each such court. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

                                                         SCHEDULE 1
                                                     Owners and Vessels
------------------------------------------------------------------------------------------------------------
                                                                      IMO
Owners                    Registered          Vessel          Hull   number    Built     Dwt.      Flag
------------------------------------------------------------------------------------------------------------
Langkawi                   Liberia        "Front Birch"       SH      8915407    1991    152,000      MI
Shipping Ltd.
------------------------------------------------------------------------------------------------------------
Sibu                       Liberia        "Front Maple"       SH      8915392    1991    152,000      MI
Shipping Ltd.
------------------------------------------------------------------------------------------------------------
Granite Shipping           Bahamas       "Front Granite"      SH      8902955    1991    142,031      MI
Company Ltd.
------------------------------------------------------------------------------------------------------------
Southwest                  Liberia        "Front Sunda"       SH      8918930    1992    142,031      MI
Tankers Inc.
------------------------------------------------------------------------------------------------------------
West                       Liberia        "Front Comor"       SH      8918942    1993    142,031      MI
Tankers Inc.
------------------------------------------------------------------------------------------------------------
Front Pride                Liberia        "Front Pride"       DH      9018464    1993    149,686     NIS
Shipping Inc.
------------------------------------------------------------------------------------------------------------
Front Splendour            Liberia      "Front Splendour"     DH      9104885    1995    149,745     NIS
Shipping Inc.
------------------------------------------------------------------------------------------------------------
Front Glory                Liberia        "Front Glory"       DH      9087972    1995    149,834     NIS
Shipping Inc.
------------------------------------------------------------------------------------------------------------
Front Ardenne              Liberia       "Front Ardenne"      DH      9150834    1997    153,000     NIS
Inc.
------------------------------------------------------------------------------------------------------------
Bolzano                   Singapore        "Mindanao"         DH      9169421    1998    158,000     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Front Brabant              Liberia       "Front Brabant"      DH      9155808    1998    153,000     NIS
Inc.
------------------------------------------------------------------------------------------------------------
Cirebon Shipping          Singapore      "Front Vanadis"      SH      8902412    1990    285,782     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Fox Maritime              Singapore      "Front Sabang"       SH      8716772    1990    285,715     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Front Empat               Singapore     "Front Highness"      SH      8920921    1991    284,420     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Front Lima                Singapore       "Front Lady"        SH      8906913    1991    284,420     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Front Enam                Singapore       "Front Lord"        SH      8906901    1991    284,420     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Front Tiga                Singapore       "Front Duke"        SH      9005273    1991    284,420     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Sea Ace                    Liberia         "Front Ace"        SH      9012824    1993    275,546     LIB
Corp.
------------------------------------------------------------------------------------------------------------
Front Dua                 Singapore      "Front Duchess"      SH      9046019    1993    284,480     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Edinburgh                  Liberia         "Edinburgh"        SH      9005223    1993    302,493     LIB
Navigation S.A.
------------------------------------------------------------------------------------------------------------
Golden Sound               Liberia        "Front Vista"       DH      9153525    1998    300,149      MI
Corp.
------------------------------------------------------------------------------------------------------------
Golden Seaway Corp.        Liberia      "Front Vanguard"      DH      9153513    1998    300,058      MI
------------------------------------------------------------------------------------------------------------
Golden Fjord               Liberia           "Ocana"          DH      9158264    1999    300,144     IOM
Corp.                                                                                                LIB*
------------------------------------------------------------------------------------------------------------
Golden Estuary Corp.       Liberia      "Front Comanche"      DH      9172674    1999   300,133      FRA
                                                                                                     LIB*
------------------------------------------------------------------------------------------------------------
Front Opalia               Liberia       "Front Opalia"       DH      9172844    1999    302,193      MI
Inc.
------------------------------------------------------------------------------------------------------------
Golden Tide                Liberia      "Front Circassia"     DH      9166742    1999    306,009      MI
Corp.
------------------------------------------------------------------------------------------------------------
Front Scilla               Liberia       "Front Scilla"       DH      9172856    2000    302,193      MI
Inc.
------------------------------------------------------------------------------------------------------------
Ariake Transport           Liberia          "Ariake"          DH      9196606    2001    298,530      BS
Corporation
------------------------------------------------------------------------------------------------------------
Front Stratus              Liberia          "Ondina"          DH      9248485    2002    298,500     LIB
Inc.
------------------------------------------------------------------------------------------------------------
Front Saga                 Liberia        "Front Page"        DH      9248497    2002    298,500     LIB
Inc.
------------------------------------------------------------------------------------------------------------
Front Serenade             Liberia      "Front Serenade"      DH      9248473    2002    299,152     LIB
Inc.
------------------------------------------------------------------------------------------------------------
Front Falcon               Liberia       "Front Falcon"       DH      9238856    2002    308,000      BS
Corp.
------------------------------------------------------------------------------------------------------------
Hitachi Hull 4983 Ltd.     Liberia           "Otina"          DH      9196644    2002    296,000     IOM
                                                                                                     BS*
------------------------------------------------------------------------------------------------------------
Front Lapan               Singapore      "Front Climber"      DH      8906896    1991    169,178     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Transcorp                 Singapore      "Front Guider"       DH      9002740    1991    169,142     SING
Pte Ltd
------------------------------------------------------------------------------------------------------------
Bonfield                   Liberia       "Front Driver"       DH      8906884    1991    169,177      MI
Shipping Limited
------------------------------------------------------------------------------------------------------------
Front Sembilan            Singapore      "Front Leader"       DH      8906860    1991    169,381     SING
Private Limited
------------------------------------------------------------------------------------------------------------
Katong Investments         Liberia       "Front Breaker"      DH      8906872    1991    169,381      MI
Limited
------------------------------------------------------------------------------------------------------------
Aspinall Pte              Singapore      "Front Viewer"       DH      9153513    1992    169,381     SING
Ltd
------------------------------------------------------------------------------------------------------------
Rettie                    Singapore      "Front Striver"      DH      9002752    1992    169,204     SING
Pte Ltd
------------------------------------------------------------------------------------------------------------
Blizana                   Singapore       "Front Rider"       DH      9002764    1992    169,718     SING
Pte Ltd
------------------------------------------------------------------------------------------------------------

SH   =  Single Hull
DH   =  Double Hull
MI   =  Marshall Island
NIS  =  Norwegian International Shipregister
SING =  Singapore
LIB  =  Liberia
IOM  =  Isle of Man
BS   =  Bahamas
FRA  =  France
*    =  Primary (mortgage) register


                                                      SCHEDULE 2
                                                 The Original Lenders

                                                                     Tranche A          Tranche B
Original Lenders                                Title             Commitment (USD)   Commitment (USD)
----------------                                -----             ----------------   ----------------
DnB NOR Bank ASA                                Mandated lead      80,668,724.03      19,441,080.72
NO-0021 Oslo                                    arranger
Norway
Att: Ms Solveig Nuland Knoff
Fax: +47 22 48 28 94

Nordea Bank Norge ASA                           Mandated lead      80,668,724.02      19,441,080.73
Middelthuns gate 17                             arranger
P.O.Box 1166 Sentrum
NO-0107 Oslo
Norway
Att: Ms Tine Jellum
Fax: +47 22 48 42 78

Fortis Bank (Nederland) N.V.                    Mandated lead      80,668,724.02      19,441,080.73
Haakon VIIs gate 10                             arranger
NO-0161 Oslo
Norway
Administrative contact:
Coolsingel 93
NL-3012 AE Rotterdam
The Netherlands
Att: Mr Tom van Vonderen
Fax: +31 10 401 53 23

Calyon S.A.                                     Mandated lead      80,668,724.02      19,441,080.73
9 Quai Du President Paul Doumer                 arranger
FR-92920 Paris La Defense Cedex
France
Att: Ms Sylvie Godet-Couery
Fax: +33 141 89 1934

Danish Ship Finance A/S                         Lead arranger      40,290,121.54       9,709,878.46
(Danmarks Skibskredit A/S)
Sankt Annae Plads
3 DK-1250 K0benhavn K
Denmark Att: Loan Administration
Fax: +45 33 33 96 66

Deutsche Bank AG in Hamburg                     Lead arranger      40,290,121.54       9,709,878.46
Ludwig-Erhard-Strasse 1
20459 Hamburg
Germany
Att: Ms Anne-Juliane Jurss
Fax: +49 40 3701 4649

Deutsche Schiffsbank Aktiengesellschaft         Lead arranger      40,290,121.54       9,709,878.46
Domshof 17
DE-28195 Bremen
Germany
Att: Ms Tanja Lauerer / Ms Petra von Luehrte
Fax: +49 421 36 09 329

HSH Nordbank AG                                 Lead arranger      40,290,121.54       9,709,878.46
Gerhart-Hauptmann-Platz 50
DE-20095 Hamburg
Germany
Att: Ms Irena Franke
Fax: +49 40 33 33 342 69

ING Bank N.V., London Branch                    Lead arranger      40,290,121.54       9,709,878.46
60 London Wall
GB-London EC2M 5TO
United Kingdom
Att: Mr Patrick Young
Fax: +44 20 7767 7252

Lloyds TSB Bank plc                             Lead arranger      40,290,121.54       9,709,878.46
Bank House, Wine Street
GB-Bristol BS1 2AN
United Kingdom
Att: Mr Paul Hellings / Mr Bob Martyn
Fax: +44 117 923 3367

Scotiabank Europe plc                           Lead arranger      64,867,095.68      15,632,904.32
c/o The Bank of Nova Scotia
WBO - Loan Administration
& Agency Operations
4th Floor, 720 King St. West,
Toronto, Ontario
Canada
Att: M Savi Rampat
Fax: +1 416 350 5150

Skandinaviska Enskilda Banken AB (publ)         Lead arranger      40,290,121.54       9,709,878.46
Rissneleden 110 RB8
SE-106 40 Stockholm
Sweden
Att: Ms Tiina Norberg
Fax: +46 8 611 03 84

Sumitomo Mitsui Banking Corporation             Lead arranger      40,290,121.54       9,709,878.46
Avenue des Arts, 58 - Boite 18
BE-1000 Bruxelles
Belgium
Att: Mr Philippe Devos, CBDE2
Fax: +32 2 502 0780

Swedbank AB (publ)                              Lead arranger      40,290,121.54       9,709,878.46
SE-105 34 Stockholm
Sweden
Att: Shipping Loan Administration, E7,
Ms. Nina Kytta / Mr Richard Lonnqvist
Fax: +46 8 700 7980

Bayerische Hypo- und Vereinsbank AG             Lead arranger      40,290,121.54       9,709,878.46
Alter Wall 22
DE-20457 Hamburg
Germany
Att: Ms Eike Wilde
Fax: +49 40 3692 3696

The Governor and Company                        Arranger           32,232,097.23       7,767,902.77
of the Bank of Ireland
Lower Baggot Street
IE-Dublin 2
Ireland
Att: Ms Anne Marie Dodd
Fax: +353 1 6044796

The Governor and Company                        Arranger           32,232,097.23       7,767,902.77
of the Bank of Scotland
Corporate
Pentland House
8 Lochside Avenue
GB-Edinburgh EH12 9DJ
United Kingdom
Att: Marine Finance
Fax: +44 131 658 3220

BNP Paribas                                     Arranger           32,232,097.23       7,767,902.77
P.O. Box 106 Sentrum
NO-0102 Oslo
Norway
Att: Mr Pierre De Fontenay
Fax: +47 22 41 08 44

Citibank N.A.                                   Co-Arranger        24,576,974.14       5,923,025.86
2nd Floor, 4 Harbour Exchange,
Isle of Dogs
GB-London E14 9GE
United Kingdom
Att: UK Loans Processing Unit
Fax: +44 207 942 7512

Total Commitments                                                    911,716,473     219,722,746.00

                                   SCHEDULE 3


INTENTIONALLY DELETED

                                   SCHEDULE 4
                             Form of Drawdown Notice


To:   DNB NOR BANK ASA

Date: [o]

Tranche B of the USD 1,131,439,219 amended and restated loan facility agreement dated 18 September 2006 (the "Loan Agreement")

We refer to Clause 4.1 (Delivery of the Drawdown Notice) of the Loan Agreement. Capitalized terms defined in the Loan Agreement shall have the same meaning when being used in this Drawdown Notice.

You are hereby irrevocably notified that we wish to make the following drawdown pursuant to the terms and conditions of the Loan Agreement:

       Facility:                                    Tranche B
       --------------------------------------------------------------------
       Requested Drawdown Date:                     [o]
       Principal Amount:                            [o]
       Interest Period:                             [o]

The proceeds of the Advance should be credited to [o] [insert name and number of account].

We confirm that, as of the date hereof (i) each condition specified in Clause 3 (Conditions precedent) of the Loan Agreement is satisfied; (ii) each of the representations and warranties set out in Clause 16 (Representations) of the Loan Agreement is true and correct; and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Non-compliance.



Yours sincerely

for and on behalf of
Ship Finance International Limited



By: __________________________________

Name:

Title: [authorised officer]

                                   SCHEDULE 5
                            Form of Selection Notice


To:   DNB NOR BANK ASA

Date: [o]


Tranche A of the USD 1,131,439,219 amended and restated loan facility agreement dated 18 September 2006 (the "Loan Agreement")

1. We refer to the Loan Agreement. Capitalised terms defined in the Loan Agreement shall have the same meaning when being used in this Selection Notice.

2.    We refer to the Interest Period ending on [o].

3.    We request that the next Interest Period for the Tranche A Loan is [o].

4. We confirm that (i) each of the representations and warranties set out in Clause 16 (Representations) of the Loan Agreement is true and correct; and that (ii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Non-compliance.

5.    This Selection Notice is irrevocable.



Yours sincerely

for and on behalf of
Ship Finance International Limited



By: __________________________________

Name:

Title: [authorised officer]

                                   SCHEDULE 6
                          Form of Transfer Certificate
To:   DNB NOR BANK ASA as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:      [o]

USD 1,131,439,219 amended and restated loan facility agreement dated 18 September 2006 (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.    We refer to Clause 23.4 (Procedure for transfer):

(a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.4 (Procedure for transfer).

(b)   The proposed Transfer Date is [o].

(c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.3 (Limitation of responsibility of Existing Lenders).

4.    This Transfer Certificate is governed by Norwegian law.



                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred


                            [Insert relevant details]

[Address, fax number and attention details for notices and account details for payments]



[Existing Lender]                                 [New Lender]
By:                                               By:


This Transfer Certificate is accepted by the Administrative Agent and the Transfer Date is confirmed as [o].

DNB NOR BANK ASA
By:

                                   SCHEDULE 7
                             Compliance Certificate


To:   DNB NOR BANK ASA

Date: [o]


USD 1,131,439,219 amended and restated loan facility agreement dated 18 September 2006 (the "Loan Agreement")

We refer to the above Loan Agreement. Capitalised terms defined in the Loan Agreement shall have the same meaning when being used in this Compliance Certificate.

With reference to Clauses 17.2 (Compliance Certificate) and 18 (Financial covenants) of the Loan Agreement, we confirm that as at [o] [insert relevant quarterly date]:

(a) The aggregate Ship Value of all Vessels was USD [o]: The aggregate Ship Value of all Vessels shall be minimum 140% of the Loan and the covenant in Clause 18.1 is thus [not] satisfied.

(b) The Available Cash was [o]: The Available Cash shall be minimum USD 25,000,000 and the covenant in Clause 18.2 is thus [not] satisfied.

(c) The Working Capital was [o]: The Working Capital shall be positive and the covenant in Clause 18.3 is thus [not] satisfied.

(d) The Minimum Equity Ratio was [o]: The Minimum Equity Ratio shall be at least 20% and the covenant in Clause 18.4 is thus [not] satisfied.

(e) The Charter Service Reserve Deposit was [o]: The Charter Service Reserve Deposit shall never be less than USD 55,000,000 and the Borrower is thus [not] in an Event of Non-compliance according to Clause 21.1 (h).

We confirm that as of [insert relevant quarterly date] and the date of this Compliance Certificate no Event of Non-compliance has occurred and is continuing.

Yours sincerely

for and on behalf of
Ship Finance International Limited



By: __________________________________

Name:

Title: [authorised officer]

                                   SCHEDULE 8
                              Interest Notification


To: Ship Finance International Limited

[__________________]



USD 1,131,439,219 amended and restated loan facility agreement dated 18 September 2006 (the "Loan Agreement")


For the purpose of the Norwegian Financial Contracts Act, we inform you that the nominal interest rate for the Loan stated below is based upon the aggregate of the current LIBOR and the Margin for a three months Interest Period. The calculation of the effective interest rate for the Loan is based upon the aggregate of the nominal interest rate, fees, costs and expenses (to be accrued) for three months Interest Periods. Furthermore, the calculation is based upon linear repayment.

As per [o] these interest rates were:

Nominal interest rate: [o] p.a.

Effective interest rate: [o] p.a.

We emphasise that these interest rates are to be regarded as examples due to the variation of interest rates of USD in the Eurocurrency market from time to time, variations of interest rates between optional Interest Periods, and furthermore, in respect of effective interest rates, variations as a result of the accrued fees, costs and expenses from time to time and variations in case of non-linear repayment or prepayment.

This letter is supplemental to the Loan Agreement and terms used herein shall have the same meaning as defined in the Loan Agreement.


Yours faithfully,

DNB NOR BANK ASA


____________________________


We hereby acknowledge receipt of this letter.

Ship Finance International Limited



By:_______________________

                                   SCHEDULE 9
                               Security Documents

So long as any amount is owing to the Lenders, any Hedge Counterparty, the Security Agent and the Administrative Agent under the Finance Documents and unless provided herein, the Loan and any other obligation and liability that any Obligor has or may incur towards the Finance Parties under the Finance Documents shall be secured by the following documents, instruments and actions in form and substance acceptable to the Administrative Agent:

1.     Owners' Security Documents

(a) The Mortgage relative to each Vessel executed by the relevant Owner in favour of the Security Agent substantially in the form as set out in Exhibit A and registered over the relevant Vessel in the ship register approved by all the Lenders.

(b) The Owners' General Assignments executed by each of the Owners in favour of the Security Agent in the form as set out in Exhibit B in respect of:

       (i)    the Insurances; and

       (ii) the Earnings of the relevant Time Charter Party, or if relevant, the Earnings of the relevant Bareboat Charter.

(c) The Owners' Contract Assignment executed by each of the Owners in favour of the Security Agent in the form as set out in Exhibit C in respect of the assignment of:

       (i)    each Management Agreement;

       (ii)   the Administrative Services Agreement;

       (iii)  the Charter Ancillary Agreement;

       (iv)   each Time Charter Party;

       (v)    each Bareboat Charter; and

       (vi)   the Performance Guarantee.

2.     Borrower's Security Documents

(a) The Earnings Account Charge executed by the Borrower in favour of the Security Agent in the form as set out in Exhibit D in respect of the Earnings Account.

(b) The Pledge of Shares in respect of all shares of each Owner executed by the Borrower in favour of the Security Agent substantially in the form set out in Exhibit E and the security of which shall be perfected as set out therein.

3.     Sub-Security Documents

(a) The Borrower's Contract Assignment executed by the Borrower in favour of the Security Agent in the form as set out in Exhibit F in respect of the assignment of:

       (i)    the Floating Charge;

       (ii)   the Performance Guarantee;

       (iii)  the Charterer Share Pledge;

       (iv)   the Charter Ancillary Agreement; and

       (v)    the Administrative Services Agreement.

(b) The Charter Accounts Pledge Assignment executed by the Borrower in favour of the Security Agent in the form as set out in Exhibit G.

                                   SCHEDULE 10
                        Guarantee/Security release letter

To: [insert name]

Date: [o]


Dear Sirs,

RE: "[o]" (the "Vessel")

We hereby give you notice that all moneys due and to become due to the Finance Parties under a amended and restated loan facility agreement dated 18 September 2006 (the "Loan Agreement") in relation to the Vessel have been prepaid, and you are hereby released from your guarantee responsibility in connection with the Loan Agreement and you are further released from the following Security Documents (as defined in the Loan Agreement):

[o]

Yours faithfully

By:__________________
                              For and on behalf of
DnB NOR Bank ASA


                                   SCHEDULE 11
                            Allocations and repayment

                              (all amounts in USD)

                                           Quarterly          Final                          Quarterly          Final
                          Allocation       Repayment        Repayment        Allocation      Reductions       Reduction
   Vessel name    Hull    Tranche A        Tranche A        Tranche A        Tranche B       Tranche B        Tranche B
---------------------------------------------------------------------------------------------------------------------------
Suezmaxes
Front Birch       SH      7,374,922.00      409,718.00        409,716.00                -               -                -
Front Maple       SH      7,374,922.00      409,718.00        409,716.00                -               -                -
Front Granite     SH      7,164,208.00      398,012.00        398,004.00                -               -                -
Front Sunda       SH      7,480,278.00      415,571.00        415,571.00                -               -                -
Front Comor       SH      7,901,705.00      438,983.00        438,994.00                -               -                -
---------------------------------------------------------------------------------------------------------------------------
Front Pride       DH     16,340,233.00      542,100.00      7,124,533.00     4,548,313.81      529,088.62     1,902,869.78
Front Splendour   DH     20,479,481.00      536,921.00     11,351,824.00     5,700,476.01      524,034.11     3,080,305.47
Front Glory       DH     20,479,481.00      536,921.00     11,351,824.00     5,700,476.01      524,034.11     3,080,305.47
Front Ardenne     DH     24,034,781.00      520,882.00     15,179,787.00     6,690,095.93      508,380.07     4,148,195.59
Front Brabant     DH     25,508,461.00      508,720.00     16,860,221.00     7,100,295.66      496,509.97     4,617,745.79
Mindanao          DH     25,508,461.00      508,720.00     16,860,221.00     7,100,295.66      496,509.97     4,617,745.79
---------------------------------------------------------------------------------------------------------------------------

Suezmax OBOs
Front Breaker     DH     15,346,742.00      693,091.00      3,564,195.00     4,271,774.98      676,455.80       889,495.99
Front Climber     DH     15,346,742.00      693,091.00      3,564,195.00     4,271,774.98      676,455.80       889,495.99
Front Driver      DH     15,346,742.00      693,091.00      3,564,195.00     4,271,774.98      676,455.80       889,495.99
Front Guider      DH     15,346,742.00      693,091.00      3,564,195.00     4,271,774.98      676,455.80       889,495.99
Front Leader      DH     15,346,742.00      693,091.00      3,564,195.00     4,271,774.98      676,455.80       889,495.99
Front Rider       DH     16,895,629.00      646,291.00      5,908,682.00     4,702,908.62      630,779.07     1,549,013.28
Front Strider     DH     16,895,629.00      646,291.00      5,908,682.00     4,702,908.62      630,779.07     1,549,013.28
Front Viewer      DH     16,895,629.00      646,291.00      5,908,682.00     4,702,908.62      630,779.07     1,549,013.28
---------------------------------------------------------------------------------------------------------------------------

VLCCs
Front Sabang      SH      8,545,879.00      474,771.00        474,772.00                -               -                -
Front Vanadis     SH      8,545,879.00      474,771.00        474,772.00                -               -                -
Front Highness    SH      9,218,653.00      512,147.00        512,154.00                -               -                -
Front Lady        SH      9,218,653.00      512,147.00        512,154.00                -               -                -
Front Lord        SH      9,218,653.00      512,147.00        512,154.00                -               -                -
Front Duke        SH      9,692,755.00      538,486.00        538,493.00                -               -                -
Front Duchess     SH     10,008,821.00      556,046.00        556,039.00                -               -                -
Front Ace         SH     10,008,821.00      556,046.00        556,039.00                -               -                -
Edinburgh         SH     10,588,280.00      588,238.00        588,234.00                -               -                -
---------------------------------------------------------------------------------------------------------------------------
Front Vanguard    DH     36,426,860.00      726,467.00     24,076,921.00    10,139,438.67      709,030.73     6,594,285.98
Front Vista       DH     36,426,860.00      726,467.00     24,076,921.00    10,139,438.67      709,030.73     6,594,285.04
Front Circassia   DH     38,498,644.00      711,062.00     26,410,590.00    10,716,121.01      693,995.47     7,246,143.66
Front Opalia      DH     38,498,644.00      711,062.00     26,410,590.00    10,716,121.01      693,995.47     7,246,143.66
Ocana             DH     38,498,644.00      711,062.00     26,410,590.00    10,716,121.01      693,995.47     7,246,143.66
Front Comanche    DH     38,498,644.00      711,062.00     26,410,590.00    10,716,121.01      693,995.47     7,246,143.66
Front Scilla      DH     40,328,128.00      695,312.00     28,507,824.00    11,225,358.99      678,623.49     7,832,241.53
Ariake            DH     42,297,890.00      680,660.00     30,726,670.00    11,773,643.45      664,323.16     8,452,027.64
Front Serenade    DH     44,025,647.00      665,618.00     32,710,141.00    12,254,565.66      649,642.19     9,006,354.70
Otina             DH     44,025,647.00      665,618.00     32,710,141.00    12,254,565.66      649,642.19     9,006,354.70
Ondina            DH     44,025,647.00      665,618.00     32,710,141.00    12,254,565.66      649,642.19     9,006,354.70
Front Falcon      DH     44,025,647.00      665,618.00     32,710,141.00    12,254,565.66      649,642.19     9,006,354.70
Front Page        DH     44,025,647.00      665,618.00     32,710,141.00    12,254,565.66      649,642.19     9,006,354.70
---------------------------------------------------------------------------------------------------------------------------
 Total                  911,716,473.00   24,356,637.00    497,653,644.00   219,722,746.00   17,138,374.00   134,030,876.00
---------------------------------------------------------------------------------------------------------------------------

       34     SIGNATORIES

INTENTIONALLY DELETED

                                   Appendix B

                                     Part 1

                       FORM OF LIBERIA MORTGAGE AMENDMENT

                                [to be inserted]

                                   Appendix B

                                     Part 2

                   FORM OF BAHAMAS DEED OF COVENANTS AMENDMENT

                                [to be inserted]

                                   Appendix B

                                     Part 3

                   FORM OF MARSHALL ISLANDS MORTGAGE AMENDMENT

                                [to be inserted]

                                   Appendix B

                                     Part 4

                         FORM OF NIS MORTGAGE AMENDMENT

                                [to be inserted]

                                   Appendix C

                   FORM OF OWNERS' CONTRACT ASSIGNMENT BERMUDA AMENDMENT

                                [to be inserted]

                                   Appendix D

                   FORM OF BAHAMAS PLEDGE OF SHARES AMENDMENT

                                [to be inserted]

                                   Appendix E

                  FORM OF BORROWER'S CONTRACT ASSIGNMENT BERMUDA AMENDMENT

                                [to be inserted]

                                 Execution Page


THE BORROWER:
-------------


SHIP FINANCE INTERNATIONAL LIMITED


By: __________________________________
Name:
Title:


THE ORIGINAL LENDERS:
---------------------


DNB NOR BANK ASA

By: __________________________________
Name:
Title:


NORDEA BANK NORGE ASA

By: __________________________________
Name:
Title:



FORTIS BANK (NEDERLAND) N.V.

By: __________________________________
Name:
Title:

CALYON S.A.

By: __________________________________
Name:
Title:


DANISH SHIP FINANCE A/S (DANMARKS SKIBSKREDIT A/S)

By: __________________________________
Name:
Title:

DEUTSCHE BANK AG IN HAMBURG

By: __________________________________
Name:
Title:

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

By: __________________________________
Name:
Title:

HSH NORDBANK AG

By: __________________________________
Name:
Title:

ING BANK N.V., LONDON BRANCH

By: __________________________________
Name:
Title:

LLOYDS TSB BANK PLC

By: __________________________________
Name:
Title:

SCOTIABANK EUROPE PLC

By: __________________________________
Name:
Title:


SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By: __________________________________
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By: __________________________________
Name:
Title:

SWEDBANK AB (PUBL)

By: __________________________________
Name:
Title:

BAYERISCHE HYPO- UND VEREINSBANK AG

By: __________________________________
Name:
Title:

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By: __________________________________
Name:
Title:

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By: __________________________________
Name:
Title:

BNP PARIBAS

By: __________________________________
Name:
Title:

CITIBANK N.A.

By: __________________________________
Name:
Title:


THE SECURITY AGENT AND THE ADMINISTRATIVE AGENT:
------------------------------------------------

DNB NOR BANK ASA

By: __________________________________
Name:
Title:


THE OWNERS:
-----------

For and on behalf of each of:

LANGKAWI SHIPPING LTD.
SIBU SHIPPING LTD.
GRANITE SHIPPING COMPANY LTD.
SOUTWEST TANKERS INC.
WEST TANKERS INC.
FRONT PRIDE SHIPPING INC.
FRONT SPLENDOUR SHIPPING INC.
FRONT GLORY SHIPPING INC.
FRONT ARDENNE INC.
BOLZANO PRIVATE LIMITED
FRONT BRABANT INC.
CIREBON SHIPPING PRIVATE LIMITED
FOX MARINE PRIVATE LIMITED
FRONT EMPAT PRIVATE LIMITED
FRONT LIMA PRIVATE LIMITED
FRONT ENAM PRIVATE LIMITED
FRONT TIGA PRIVATE LIMITED
SEA ACE CORP.
FRONT DUA PRIVATE LIMITED
EDINBURGH NAVIGATION S.A.
GOLDEN SOUND CORP.
GOLDEN SEAWAY CORP.
GOLDEN FJORD CORP.
GOLDEN ESTUARY CORP.
FRONT OPALIA INC.
GOLDEN TIDE CORP.
FRONT SCILLA INC..
ARIAKE TRANSPORT CORP.
FRONT STRATUS INC.
FRONT SAGA INC.
FRONT SERENADE INC.
FRONT FALCON CORP.
HITACHI HULL 4983 LTD.
FRONT LAPAN PRIVATE LIMITED
TRANSCORP PTE LTD
BONFIELD SHIPPING LIMITED
FRONT SEMBILAN PRIVATE LIMITED
KATONG INVESTMENTS LIMITED
ASPINALL PTE LTD
RETTIE PTE LTD
BLIZANA PTE LTD

By: __________________________________

Name:

Title: